The sole share transfer described in this press release involves securities of a Japanese company. The sole share transfer is subject to disclosure requirements of Japan that are different from those of the United States. Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Japan and some or all of its officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the business combination, such as in the open market or through privately negotiated purchases.

(Securities Code 8515)

June 4, 2025

(Commencement date of electronic provision measures: May 30, 2025)

To Shareholders with Voting Rights:

Mitsuhide Fukuda

President and Representative Director

AIFUL CORPORATION

381-1, Takasago-cho, Gojo-Agaru, Karasuma-Dori, Shimogyo-ku, Kyoto

NOTICE OF CONVOCATION OF

THE 48TH ANNUAL GENERAL MEETING OF SHAREHOLDERS

Dear Shareholders:

We would like to express our appreciation for your continued support and patronage.

The 48th Annual General Meeting of Shareholders of AIFUL CORPORATION (the “Company” or “AIFUL”) will be held for the purposes as described below.

Electronic provision measures have been taken for the convocation of this General Meeting of Shareholders, and the matters subject to electronic provision measures are posted on the following website on the Internet.

Company’s website: https://www.aiful.co.jp/group/en/ir/investor/stock/meeting.html

In addition to the above, this information is also posted on the following website on the Internet.

Tokyo Stock Exchange website (Listed Company Search):

https://www2.jpx.co.jp/tseHpFront/JJK020010Action.do?Show=Show

*	Please enter “AIFUL” in the Issue name field or “8515” in the Code field, search, and select “Basic information” and then “Documents for public inspection/PR information” on the Tokyo Stock Exchange website to review the Company’s notice of convocation of this General Meeting of Shareholders.

Please review the Reference Documents for the General Meeting of Shareholders included in the matters subject to electronic provision measures, follow the “Exercise of Voting Rights” and “Instructions for Voting via the Internet, etc.,” and cast your vote by 6 p.m. on Monday, June 23, 2025 Japan time.

1.	Date and Time of Annual General Meeting of Shareholders:	Tuesday, June 24, 2025 at 10 a.m. Japan time
2.	Place:	Third floor hall in the Head Office of the Company, located at 381-1, Takasago-cho, Gojo-Agaru, Karasuma-Dori, Shimogyo-ku, Kyoto
3.	Meeting Agenda:
	Matters to be reported:	1.	The Business Report, Consolidated Financial Statements for the Company’s 48th Fiscal Year (April 1, 2024 - March 31, 2025) and results of audits by the Accounting Auditor and the Audit and Supervisory Committee of the Consolidated Financial Statements

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		2.	Non-Consolidated Financial Statements for the Company’s 48th Fiscal Year (April 1, 2024 - March 31, 2025)
Proposals to be resolved:
	Proposal No. 1:	Approval of the Share Transfer Plan
	Proposal No. 2:	Partial Amendment to the Articles of Incorporation (1)
	Proposal No. 3:	Partial Amendment to the Articles of Incorporation (2)
	Proposal No. 4:	Election of Six Directors (Excluding Directors Who Are Audit and Supervisory Committee Members)
	Proposal No. 5:	Election of Three Directors Who Are Audit and Supervisory Committee Members
4.	Disclosure on the Company’s Website:

●	Any updates to the matters subject to electronic provision measures will be posted on each website on which the matters are posted.
●	Of the matters subject to electronic provision measures, pursuant to laws and regulations and Article 15, Paragraph 2 of the Articles of Incorporation, the Company does not include the following matters in documents to be delivered to shareholders who have requested document delivery. Therefore, such documents include parts of consolidated financial statements and non-consolidated financial statements that were audited when the Audit and Supervisory Committee and the Accounting Auditor prepared their audit report respectively.
(1)	“Consolidated Statements of Change in Shareholders’ Equity” and “Notes to Consolidated Financial Statements” in the Consolidated Financial Statements
(2)	“Non-Consolidated Statements of Change in Shareholders’ Equity” and “Notes to Non-Consolidated Financial Statements” in the Non-Consolidated Financial Statements

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Exercise of Voting Rights

Following are the methods for exercising voting rights. Please review the Reference Documents for the General Meeting of Shareholders included in the matters subject to electronic provision measures, and exercise your voting rights.

●	Attending the Annual General Meeting of Shareholders

Date and Time of Annual General Meeting of Shareholders: 10 a.m. on Tuesday, June 24, 2025 Japan time (The reception desk is scheduled to open at 9 a.m.)

Please submit the enclosed Voting Rights Exercise Form to the reception. (No need to be stamped)

●	Exercise of Voting Rights by Mail

Exercise deadline: Arrival by 6 p.m. on Monday, June 23, 2025 Japan time

Please indicate your vote for or against the proposals on the enclosed Voting Rights Exercise Form and return it without postage stamp. If there is no indication of your vote for or against any proposal on the Voting Rights Exercise Form, it will be treated as an indication of approval.

●	Exercise of Voting Rights via the Internet, etc.

Exercise deadline: Input until 6 p.m., Monday, June 23, 2025 Japan time

Please access the designated voting rights exercise website and indicate your vote for or against the proposals by the exercise deadline.

(The voting rights exercise website: https://www.web54.net)

Please see the last page for details.

・	If voting rights are exercised both in writing and via electromagnetic means (the Internet, etc.), the exercise of voting rights via electromagnetic means (the Internet, etc.) will be treated as valid.
・	If voting rights are exercised multiple times via electromagnetic means (the Internet, etc.), the final exercise of voting rights will be treated as valid.

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Reference Documents for the General Meeting of Shareholders

Proposals and References

Proposal No. 1: Approval of the Share Transfer Plan

It was resolved at the May 19, 2025 meeting of the Company’s Board of Directors that the Company would establish, through a sole share transfer of the Company’s shares (hereinafter, the “Share Transfer”), the holding company Muninova Holdings Inc. (wholly owning parent company; hereinafter, the “Holding Company”) by April 1, 2026 (tentative).

This proposal is presented to request shareholders’ approval of the share transfer plan for the Share Transfer (hereinafter, the “Share Transfer Plan”). The reasons for making the Share Transfer, the content of the Share Transfer Plan, and other details are as follows.

1.	Background and Purpose of Transition to Holding Company Structure through Sole Share Transfer

The AIFUL Group strives as a whole to improve its services supporting the sound consumer and business activities of customers, with the aim of enabling them to realize the concept of “For Colorful Life” for themselves.

The non-bank finance industry in which the Group operates is experiencing an upward trend in loans outstanding that is being driven by vigorous demand for financing. At the same time, however, pressures such as rising finance and personnel costs due to inflation require the Group to redesign the loan business-focused business model and profit structure that it has used for some time.

In this environment, the Group, seeking to strengthen its competitiveness in the future, is working to improve its profit levels mainly through its four core businesses (personal loans, loans for business operators, credit guarantee, and installment sales finance). Going forward, the Group will strive to achieve ROE of over 15% and ordinary profit of 100.0 billion yen by using the profits generated by these businesses to expand the its profit levels and diversify its business portfolio through growth-driving M&A.

Against this backdrop, we believe it is necessary to further strengthen the Group’s control functions, and have decided that it is desirable to transition to a pure holding company structure. By having a holding company perform management and supervisory functions on a Group-wide basis, we will work to construct a new, well-balanced business model and to maximize synergies across the Group, without overly favoring the current core businesses. Furthermore, we will clearly define the authority and responsibilities of each Group company to promote their autonomous management, with the goal of strengthening the competitiveness of the Group as a whole.

Under this new structure, the Holding Company will lead the execution of an M&A strategy for diversifying the Group’s businesses, and in so doing further advance our transformation into a Group that is not limited to the traditional non-bank finance business.

2.	Procedure for Transitioning to Holding Company Structure

Following the establishment of the Holding Company, the Company plans to reposition its subsidiaries as subsidiaries of the holding company.

As a result of the Share Transfer, the Company will become a wholly owned subsidiary, and accordingly its shares will be delisted. Regarding the shares of the Holding Company that will be delivered to the Company’s shareholders, the Company plans to apply to Tokyo Stock Exchange, Inc. (hereinafter, the “Tokyo Stock Exchange”) for initial listing of those shares on the Prime Market (as a technical listing). The date of listing depends on review by the Tokyo Stock Exchange, but is tentatively planned for the date that the Share Transfer takes effect, April 1, 2026.

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3.	Summary of Share Transfer Plan

The details of the Share Transfer are as described in “Share Transfer Plan (Copy)” on the following pages.

Share Transfer Plan (Copy)

AIFUL CORPORATION (hereinafter, the “Company”) has prepared the following share transfer plan (hereinafter, the (Plan”) to carry out a share transfer (hereinafter, the “Share Transfer”) in the form of a sole share transfer for the purpose of establishing a wholly owing parent company resulting from share transfer (hereinafter, the “Holding Company”) that will hold the Company as a wholly owned subsidiary resulting from share transfer.

Article 1 Holding Company’s Purpose, Trade Name, Head Office Location, and Total Number of Authorized Shares, and Other Matters Provided for by the Articles of Incorporation

1.       The Holding Company’s purpose, trade name, head office location, and total number of authorized shares shall be as follows.

(1)       Purpose

The purpose of the Holding Company shall be as described in Article 2 of the annex “Articles of Incorporation of Muninova Holdings Inc.”

(2)       Trade name

The trade name of the Holding Company shall be “Muninoba Horudingusu Kabushiki Kaisha” in Japanese and “Muninova Holdings Inc.” in English.

(3)       Head office location

The Holding Company’s head office shall be located in Kyoto City, at the address of 381-1 Takasago-cho, Gojo-Agaru, Karasuma-Dori, Shimogyo-ku, Kyoto City, Kyoto.

(4)       Total number of authorized shares

The total number of authorized shares of the new company shall be 1,136,280,000 shares.

2.       Matters in addition to the items of the preceding paragraph that are provided for by the Articles of Incorporation shall be as described in the annex “Articles of Incorporation of Muninova Holdings Inc.”

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Article 2 Names of Directors and Accounting Auditor upon Incorporation of Holding Company

1.       The names of the Holding Company’s Directors at the time of its incorporation shall be as follows (excluding those who will be Audit and Supervisory Committee Members upon incorporation).

Director Mitsuhide Fukuda

Director Yoshitaka Fukuda

Director Keiji Masui

Director Masayuki Sato

Director Akira Kamiyo

Outside Director Ryoko Kitazawa

2.      The names of the Holding Company’s Directors who will be Audit and Supervisory Committee Members at the time of its incorporation shall be as follows.

Outside Director Hitoshi Shimura

Director Takaya Tsutsumi

Outside Director Haruichi Suzuki

Outside Director Shinichiro Maeda

3.       The name of the Holding Company’s accounting auditor at the time of its incorporation shall be as follows.

Deloitte Touche Tohmatsu LLC

Article 3 Shares to be Delivered in the Share Transfer and the Allotment Thereof

1.       The Holding Company shall, through the Share Transfer, deliver to Company shareholders recorded in the Company’s shareholder registry as of immediately prior to the Holding Company’s acquisition of all issued shares of the Company (hereinafter, the “base time”) common shares of the Holding Company to replace said shareholders’ Company shares, in a number equal to the total number of the common shares that had been issued by the Company as of the base time.

2.       In the allotment of the Holding Company shares to be delivered as set forth in the preceding paragraph, the common shares of the Holding Company shall be allotted at a rate of one share per Company share held.

Article 4 Matters Pertaining to Amounts of Holding Company’s Capital and Reserves upon Incorporation

1. Amount of capital                              2,000,000,000 yen

2. Amount of capital reserves                    500,000,000 yen

3. Amount of legal retained earnings                           0 yen

Article 5 Holding Company’s Incorporation Date

The date for which the Holding Company’s incorporation is to be registered (hereinafter, the “Holding Company’s Incorporation Date”) shall be April 1, 2026. However, this may be changed by a resolution of the Company’s Board of Directors when deemed necessary due to the state of progress in Share Transfer procedures or to other reasons.

Article 6 General Meeting of Shareholders to Approve the Plan

The Company shall convene an Annual General Meeting of Shareholders on June 24, 2025, where it shall call for a resolution on approval of the Plan and on necessary matters pertaining to the Share Transfer. However, this may be changed by a resolution of the Company’s Board of Directors when deemed necessary due to the state of progress in Share Transfer procedures or to other reasons.

Article 7 Listing of Shares

The Holding Company plans to list the common shares it will issue on Tokyo Stock Exchange, Inc. on the Holding Company’s Incorporation Date.

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Article 8 Shareholder Registry Administrator

The administrator of the Holding Company’s shareholder registry shall be Sumitomo Mitsui Trust Bank, Limited.

Article 9 Changes to Conditions of Share Transfer, and Cancellation of Share Transfer

The Company may, by a resolution of its Board of Directors, change the Plan or cancel the Share Transfer if, during the period from establishment of the Plan to the Holding Company’s Incorporation Date, the Company’s financial or management situation materially changes due to a natural disaster or other reason or the execution of the Share Transfer is materially hindered.

Article 10 Effect of the Plan

The Plan shall cease to be effective in any of the following cases.

(1)      The Plan does not receive approval at a general meeting of the Company’s shareholders by the day before the Holding Company’s Incorporation Date.

(2)       The Plan does not receive approval, etc. by the competent domestic or foreign authorities as prescribed by law or regulations or said approval, etc. becomes subject to conditions, restrictions, etc. that materially hinder the execution of the Share Transfer, by the day before the Holding Company’s Incorporation Date.

Article 11 Matters not Prescribed Herein

Matters necessary to the Share Transfer that are not prescribed by this Plan shall be decided by the Company in line with the purpose of the Share Transfer.

This document is hereby prepared in witness of the plan set forth above.

May 19, 2025

381-1 Takasago-cho, Gojo-Agaru, Karasuma-Dori, Shimogyo-ku, Kyoto City

AIFUL CORPORATION

Mitsuhide Fukuda Representative Director (seal)

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(Annex)

Articles of Incorporation of Muninova Holdings Inc.

Chapter 1 – General Provisions

Article 1 (Trade Name)

The name of the Company shall be “Muninoba Horudingusu Kabushiki Kaisha” in Japanese and “Muninova Holdings Inc.” in English.

Article 2 (Purpose)

The purpose of the Company shall be to engage in the following businesses or hold shares or interests in companies that engage in the following businesses, and thereby control and manage the business activities of the companies involved.

(1)	Financial services, loan brokering, and borrowing agent services
(2)	Sales, purchase, leasing, brokering, and commissioned management of real estate
(3)	Real estate appraisal
(4)	Management of dining establishments, karaoke boxes, amusement centers, sports facilities, adult education courses, lodging facilities, wedding halls, funeral halls, parking lots, hospitals, car washes, and ticket agencies
(5)	Management of schools teaching performing arts, fashion, music, tea ceremony, flower arrangement, cooking, languages, computers, or hairdressing/cosmetology
(6)	Educational services for developing human resources for commercial/industrial design
(7)	Management of schools for training acupuncturists, moxibustion therapists, and chiropractors
(8)	Issuance and sale of prepaid means of payment as defined in the Act on Funds Settlement
(9)	Contracting-in of the services listed in Item (8)
(10)	Advertising services using prepaid means of payment instruments indicated in Item (8)
(11)	Management and operation of computer systems and their buildings housing them
(12)	Development and sales of computer software
(13)	Computer system-based processing and provision of information
(14)	Investigation and research & development of card systems and information processing systems
(15)	Sales, maintenance, and leasing of card system equipment and information processing card system equipment
(16)	Consultation on card technologies and information processing system technologies
(17)	Sales of IC information cards and their readers
(18)	Sales, rental, and leasing of peripheral equipment incidental to Items (11)–(17)
(19)	Research, training, and consultation incidental to Items (11)–(17)
(20)	Internet connection setup service
(21)	Online shopping mall building
(22)	Sales of website search software
(23)	Design, development, operation, and maintenance of commodity trading systems that use the Internet or other networks

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(24)	Online server brokering
(25)	Planning and proposal of internet website
(26)	Online information provision services
(27)	Online domestic/international fax transmission service
(28)	Commissioned planning, design, and operation of online information systems and communication networks
(29)	Online advertising services
(30)	Online mail-order sales
(31)	Planning, development, sales, and leasing of hardware and software for information provision, information processing, and other services that use computers and computer networks
(32)	Type II telecommunications business under the Telecommunications Business Act
(33)	Value-added information and telecommunications networks under the Telecommunications Business Act and paid provision of them
(34)	Agency services for telecommunications carriers under the Telecommunications Business Act
(35)	Operation of mobile communications businesses
(36)	Research on mobile communications technology
(37)	Commissioned research on mobile communications markets
(38)	Contracting-in and agency services for lending businesses using telecommunications equipment
(39)	Contracting-in and agency services for installment purchase brokerage businesses using telecommunications equipment
(40)	Implementation, use, licensing, maintenance, and management of intellectual property rights (copyrights, merchandising rights, etc.)
(41)	Commissioned upkeep and cleaning of medical facilities
(42)	Management of parking lots at hospitals and clinics
(43)	General security services
(44)	Commissioned landscaping and greening services
(45)	Travel agency services
(46)	Home delivery services
(47)	Freight forwarding and handling
(48)	Warehousing
(49)	Leasing of land, buildings, warehouse equipment, and office equipment
(50)	Manufacture, processing, sales, and brokering of membership cards and magnetic cards
(51)	Sales and brokering of office equipment
(52)	Cleaning services
(53)	Commissioned research, planning, design, and management of land development, community development, urban development, and environmental improvement
(54)	Money collection agency services
(55)	Planning, production, sales, and leasing of videos, music and publications
(56)	Catalog mail order services
(57)	General leasing services
(58)	Sales and import/export of antiques
(59)	Factoring services
(60)	Installment purchase brokering
(61)	Services related to life insurance solicitation
(62)	Agency services for non-life insurance and insurance under the Act on Securing Compensation for Automobile Accidents

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(63)	Credit research services
(64)	Guarantee services
(65)	Commissioned research on finance, economy, politics, society, industry, etc.
(66)	Management consultation
(67)	Brokering of corporate mergers and alliances in technology, sales, production, etc.
(68)	Accounting, labor, and other administrative services for businesses
(69)	Worker dispatch services
(70)	Commissioned business training for companies and organizations
(71)	Commissioned securities investment trust services
(72)	Securities holding, trading, and investment management
(73)	Investment partnership assets management and investment management
(74)	Foreign currency exchange services
(75)	Sales and import/export of commodities
(76)	Contract agency services and brokering
(77)	Any and all services incidental to any of the preceding items

Article 3 (Head Office Location)

The Company’s Head Office shall be located in Kyoto City.

Article 4 (Method of Public Notice)

1.	The Company shall give public notice by electronic means.
2.	In the event that public notice cannot be given electronically due to an accident or other unavoidable circumstances, it shall be given through publication in the newspaper “The Nikkei.”

Article 5 (Organs)

The Company shall be a company with an audit and supervisory committee, and shall have, in addition to its general meeting of shareholders and its Directors, a Board of Directors, an Audit and Supervisory Committee, and an Accounting Auditor.

Chapter 2 – Shares

Article 6 (Total Number of Authorized Shares)

The total number of authorized shares of the Company shall be 1,136,280,000.

Article 7 (Number of Shares per Share Unit)

The Company’s number of shares per share unit shall be 100.

Article 8 (Shareholder Registry Administrator)

1.	The Company shall appoint a shareholder registry administrator.
2.	The shareholder registry administrator and its place of business shall be decided by resolution of the Board of Directors.
3.	The preparation and keeping of the Company’s shareholder registry and stock acquisition rights registry, and other duties pertaining to said registries shall be commissioned to the shareholder registry administrator and shall not be handled by the Company.

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Article 9 (Share Handling Rules)

The handling of the Company’s shares and the fees pertaining to them shall be governed by the share handling rules established by the Board of Directors, in addition to laws and regulations or these Articles of Incorporation.

Article 10 (Rights to Shares Less Than One Share Unit)

The Company’s shareholders may not exercise rights other than those specified below with regard to the portion of the shares they hold that are less than one share unit.

(1)	Rights listed in all items of Article 189, Paragraph 2 of the Companies Act
(2)	Right to make demands in accordance with the provisions of Article 166, Paragraph 1 of the Companies Act
(3)	Right to receive the allotment of shares for subscription and of stock acquisition rights for subscription in accordance with the number of shares held by the shareholder
(4)	Right to make demands in accordance with the following article

Article 11 (Demands for Purchase of Additional Shares Less than One Share Unit)

Shareholders who hold shares less than one share unit shall be entitled to demand, as provided for by the share handling rules, that the Company sell to them additional shares in an amount that makes one share unit when combined with said shares held.

Chapter 3 – General Meetings of Shareholders

Article 12 (Timing of Convocation)

The Company’s Annual General Meeting of Shareholders shall be convened every June, and extraordinary general meetings of shareholders shall be convened whenever necessary.

Article 13 (Record Date for General Meeting of Shareholders)

The record date for voting rights for the Company’s Annual General Meeting of Shareholders shall be March 31 every year.

Article 14 (Convener and Chair)

General meetings of shareholders shall be convened and chaired by the President and Director. In cases where the President and Director is unable to so act, this duty shall be performed by another Director, in accordance with the order of succession pre-established by the Board of Directors.

Article 15 (Measures for Electronic Provision, etc.)

1.	In the convocation of general meetings of shareholders, the Company shall electronically provide information that is the content of Reference Documents for the General Meeting of Shareholders, etc.
2.	Of the matters to which electronic provision measures apply, the Company may choose not to record all or part of matters stipulated in the Ordinance of the Ministry of Justice in the physical documents provided to shareholders who made requests for provision of physical documents by the record date for voting rights.

Article 16 (Requirements for Resolutions)

1.	The adoption of resolutions by general meetings of shareholders shall require a simple majority of votes cast by the attending shareholders eligible to exercise voting rights, except where otherwise provided for by laws, regulations, or these Articles of Incorporation.

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2.	The adoption of resolutions by general meetings of shareholders under the provisions of Article 309, Paragraph 2 of the Companies Act shall require attendance of shareholders holding one-third of the voting rights of all shareholders eligible to exercise voting rights and a two-thirds majority of the votes cast by them.

Article 17 (Proxy Voting)

Shareholders may exercise their voting rights by having another shareholder of the Company with voting rights serve as their proxy. To do so, the shareholder or proxy must submit to the Company a written letter attesting to the proxy’s authority.

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Chapter 4 – Directors and Board of Directors

Article 18 (Members)

1.	The number of Directors of the Company (excluding Directors who are Audit and Supervisory Committee Members) shall not exceed 15.
2.	The number of Directors of the Company who are Audit and Supervisory Committee Members shall not exceed five.

Article 19 (Election)

1.	Directors shall be elected by general meetings of shareholders, with a distinction made between Directors who are Audit and Supervisory Committee Members and Directors who are not.
2.	Resolutions for electing Directors shall require attendance of shareholders holding one-third of the voting rights of all shareholders eligible to exercise voting rights and a simple majority of the votes cast by them.
3.	Cumulative voting shall not be used for Director elections.

Article 20 (Term of Office)

1.	The term of office of Directors (excluding Directors who are Audit and Supervisory Committee Members) shall expire at the close of the Annual General Meeting of Shareholders pertaining to the last business year ending during the one-year period following the Directors’ appointment. The term of office of Directors who are Audit and Supervisory Committee Members shall expire at the close of the Annual General Meeting of Shareholders pertaining to the last business year ending during the two-year period following the Directors’ appointment.
2.	The term of office of Directors who are Audit and Supervisory Committee Members appointed to replace a Director who was an Audit and Supervisory Committee Member and resigned prior to the end of his/her term of office shall expire at the end of the original term of office of said Director who resigned.

Article 21 (Representative Directors and Directors with Titles)

1.	The Board of Directors shall appoint from among the Directors (excluding Directors who are Audit and Supervisory Committee Members) a small number of Representative Directors.
2.	The Company may, by resolution of the Board of Directors, select one person as Chairman and Director and as President and Director, as well as a few persons as Vice Chairman and Director, Vice President and Director, Senior Managing Director, and Managing Director.

Article 22 (Convener and Chair of Board of Directors Meetings)

Meetings of the Board of Directors shall be convened and chaired by the President and Director, except where otherwise provided for by laws or regulations. In cases where the President and Director is absent or unable to so act, this duty shall be performed by another Director, in accordance with the order of succession pre-established by the Board of Directors.

Article 23 (Notice of Convocation of the Board of Directors)

1.	Notices of convocation of Board of Directors meetings shall be given to all Directors by at least three days prior to the meeting. In emergencies, this notice may be given in a shorter period of time.
2.	Board of Directors meetings may be held without following the convocation procedures if all Directors have so consented.

Article 24 (Omission of Resolution at Board of Directors Meeting)

The Company may, where the conditions stated in Article 370 of the Companies Act are met, deem as a resolution of the Board of Directors the adoption of a proposal passed otherwise.

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Article 25 (Regulations of Board of Directors)

Matters pertaining to the Board of Directors shall be governed by the Regulations of the Board of Directors established by the Board of Directors, in addition to laws and regulations or these Articles of Incorporation.

Article 26 (Delegation of Execution of Important Operations)

The Company may, in accordance with Article 399-13, Paragraph 6 of the Companies Act and through a resolution by the Board of Directors, delegate to the Board of Directors decisions on the execution of important operations (excluding those listed in all items of Paragraph 5 of said Article).

Article 27 (Remuneration, etc.)

Remuneration, bonuses, and other financial benefits received by Directors from the Company in consideration for the execution of their duties shall be decided by resolutions of general meetings of shareholders, with a distinction made between Directors who are Audit and Supervisory Committee Members and Directors who are not.

Article 28 (Exemption of Directors from Liability)

1.	The Company may, in accordance with the provisions of Article 426, Paragraph 1 of the Companies Act and through a resolution of the Board of Directors, exempt Directors (including former Directors) from liability for damages arising from negligence in their duties, to the extent permitted by laws and regulations.
2.	The Company may, in accordance with the provisions of Article 427, Paragraph 1 of the Companies Act, enter into agreements with Directors (excluding Executive Directors) that limit their liability for damages arising from negligence in their duties, where the maximum liability under the agreement shall be the amount prescribed by laws and regulations.

Chapter 5 – Audit and Supervisory Committee

Article 29 (Notice of Convocation of Audit and Supervisory Committee)

1.	Notices of convocation of Audit and Supervisory Committee meetings shall be given to all Committee Members by at least three days prior to the meeting. In emergencies, this notice may be given in a shorter period of time.
2.	Audit and Supervisory Committee meetings may be held without following the convocation procedures if all Committee Members consent.

Article 30 (Regulations of Audit and Supervisory Committee)

Matters pertaining to the Audit and Supervisory Committee shall be governed by the Regulations of the Audit and Supervisory Committee established by that Committee, in addition to laws and regulations or these Articles of Incorporation.

Chapter 6 – Accounting Auditor

Article 31 (Agreement Limiting Liability of Accounting Auditor)

The Company may, in accordance with the provisions of Article 427, Paragraph 1 of the Companies Act, enter into an agreement with the Accounting Auditor that limits the latter’s liability for damages arising from negligence in its duties, where the maximum liability under the agreement shall be the amount prescribed by laws and regulations.

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Chapter 7 – Accounts

Article 32 (Business Year)

The Company’s business year shall commence on April 1 of each year and end on March 31 of the following year.

Article 33 (Organ Deciding Dividends of Surplus, etc.)

Dividends of surplus and other matters provided for by the provisions of all items of Article 459, Paragraph 1 of the Companies Act shall be decided by resolutions of the Board of Directors, not resolutions of general meetings of shareholders.

Article 34 (Record Date for Dividends of Surplus)

1.	The record date for the Company’s year-end dividends shall be March 31 of every year.
2.	The record date for the Company’s interim dividends shall be September 30 of every year.
3.	In addition to the provisions of the preceding two paragraphs, the Company may pay other dividends of surplus based on record dates it decides.

Article 35 (Dividend Payment Exemption Threshold)

In cases where dividend property is in cash, the Company shall be exempted from the obligation to pay the dividends if they remain unclaimed after three full years elapse from the date the payments begin.

Supplementary Provisions

1.	The Company’s first business year shall, notwithstanding the provisions of Article 32, be from the date of the Company’s incorporation to March 31, 2027.
2.	The amounts of remuneration, etc. for the Company’s Directors from the date of the Company’s incorporation to the close of the Company’s first Annual General Meeting of Shareholders shall, notwithstanding the provisions of Article 27, be as follows.
(1)	The total amount of remuneration, etc. for Directors (excluding Directors who are Audit and Supervisory Committee Members) shall not exceed 500 million yen per year (excluding employee salaries of Directors concurrently serving as employees).
(2)	The total amount of remuneration for Audit and Supervisory Committee Members shall be no more than 80 million yen per year.
3.

Notwithstanding the provisions of Article 27, the total amount of monetary claims to be paid as the restricted stock compensation portion of remuneration for the Company’s Directors from the date of the Company’s incorporation to the close of the Company’s first Annual General Meeting of Shareholders (excluding Directors who are Audit and Supervisory Committee Members or Outside Directors, or reside outside of Japan; hereinafter, “Eligible Directors”) shall be within the scope specified by (1) in the preceding paragraph and shall be no more than 50 million yen per year (however, said amount excludes employee salaries of Directors concurrently serving as employees). Eligible Directors shall make in-kind contribution of all monetary claims to be provided based on a resolution of the Board of Directors of the Company, and common shares of the Company shall be delivered or issued by the Company. The total number of common shares of the Company to be thus delivered or issued shall not exceed 333,000 shares per year. (However, in the event that the Company conducts a stock split (including the allotment of common shares of the Company without contribution) or a reverse stock split of its common shares, or any other event that requires the adjustment of the total number of common shares of the Company to be delivered or issued as restricted shares, the total number of shares shall be adjusted to a reasonable extent.)

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 The amount to be paid in per share shall be determined by the Board of Directors based on the closing price of the Company’s common stock on the Tokyo Stock Exchange on the business day immediately preceding the date of the resolution of the Board of Directors (if no transaction is made on that day, the closing price of the most recent transaction preceding that day), within a range that is not particularly advantageous to the Eligible Directors who will receive the common stock. Furthermore, the delivery or issuance of the Company’s common shares and the payment of monetary claims as property contributed in kind shall be subject to the conclusion of a restricted stock allotment agreement (hereinafter, the “Allotment Agreement”) between the Company and the Eligible Directors, which shall include the following provisions.

(1)	Transfer restriction period

For a period from the date of receipt of allotment to the date on which the Eligible Director retires from the position of either Director or Executive Officer of the Company (hereinafter, the “Transfer Restriction Period”), concerning common stock of the Company allotted by the Allotment Agreement (hereinafter, the “Allotted Shares”), Eligible Directors are prohibited to transfer the shares, create a security interest, or operate any other disposition of the shares (hereinafter, the “Transfer Restriction”).

(2)	Handling at the time of retirement or resignation

If Eligible Directors retire or resign from the positions of officers and employees of the Company or its subsidiaries within the positions specified by the Board of Directors of the Company before the expiration of the Transfer Restriction Period, the Company acquires the Allotted Shares without consideration due to the retirements or resignations, other than in cases where the term of office expires, death, or other legitimate reasons.

(3)	Lifting of the Transfer Restriction

Notwithstanding the provisions of (1) above, with the condition that during the Transfer Restriction Period, Eligible Directors must continue in in positions of officers and employees of the Company or its subsidiaries within the positions specified by the Board of Directors of the Company, the Company will lift the Transfer Restriction at the time of expiration for all Allotted Shares. However, if said Eligible Directors retire or resign from the position specified in (2) above before the Transfer Restriction Period expires due to the expiration of the term specified in (2) above, death, or other legitimate reasons, the number of Allotted Shares to be lifted from the Transfer Restriction and the shall be reasonably adjusted as necessary. In addition, at the time immediately after the lifting of the Transfer Restriction in accordance with the provisions above, the Company shall naturally acquire at no cost Allotted Shares for which the Transfer Restriction has not been lifted.

(4)	Handling organizational restructuring, etc.

Notwithstanding the provision of (1) above, if, during the Transfer Restriction Period, a merger agreement in which the Company becomes the Company Disappearing, Share Exchange agreements in which the Company becomes a wholly owned subsidiary, a Share Transfer Plan, or other matters related to organizational restructuring, etc., are approved at the General Meeting of Shareholders of the Company (however, if said organizational restructuring, etc., does not require approval at the General Meeting of Shareholders of the Company, by the Board of Directors), according to a resolution by the Board of Directors of the Company, in regard to the number of Allotted Shares reasonably determined based on the period from the start date of the Transfer Restriction Period to the date said organizational restructuring, etc., is approved, the Transfer restriction will be lifted prior to the effective date of the organizational restructuring etc. In addition, the Company will naturally acquire Allotted Shares for which the Transfer restriction has not been lifted immediately after lifting the Transfer restriction in the case specified above, without consideration.

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(5)	Other matters

Other matters related to the Allotment Agreement shall be determined by the Company’s Board of Directors.

4.	These Supplementary Provisions shall be deleted upon the close of the Company’s first Annual General Meeting of Shareholders.

These Articles of Incorporation have been prepared by AIFUL CORPORATION (headquartered at 381-1 Takasago-cho, Gojo-Agaru, Karasuma-Dori, Shimogyo-ku, Kyoto City) for the incorporation of the Company and the associated transfer of shares.

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4.	Description of Matters Listed in All Items of Article 206 of the Ordinance for Enforcement of the Companies Act
(1)	Matters related to the appropriateness of the provisions concerning consideration for the Share Transfer
1)	Matters related to the appropriateness of shares to be delivered

The Share Transfer is a sole share transfer that will establish one holding company as a wholly owning parent company, and there will be no change in the shareholder composition of the Company or the Holding Company at the time of the Share Transfer. Accordingly, it has been decided that shares in the Holding Company will be allotted and delivered to Company shareholders at a rate of one common share per common share held in the Company, with top priority given to not disadvantaging the shareholders. Consequently, the share transfer ratio has not been calculated by a third-party institution.

The number of new shares to be delivered by the Holding Company in the Share Transfer is planned to be 484,620,136. However, this number is subject to change if the total number of issued shares in the Company changes before the Share Transfer takes effect. Company shares will also be allotted and delivered for the treasury shares held by the Company at the time that the Share Transfer takes effect.

2)	Matters related to the appropriateness of the amounts of capital and reserves

The amounts of the capital and reserves of the Holding Company have been set within the scope of laws and regulations, and are deemed appropriate in light of, among other considerations, the purpose and size of the Holding Company and its capital policy after its establishment.

(2)	Matters related to the wholly owned subsidiary resulting from the Share Transfer

There currently are no matters that will materially affect the status of the Company’s assets after the final day of the final fiscal year, including with regard to the disposal of major assets or the assumption of major liabilities.

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5.	Directors of the Holding Company (Excluding Directors Who Are Audit and Supervisory Committee Members)

The Directors of the Holding Company (excluding Directors who are Audit and Supervisory Committee Members) will be as follows. In this item, “the Company” refers to AIFUL CORPORATION.

Name, etc.	Past experience, positions, responsibilities and significant concurrent positions
Mitsuhide Fukuda (June 16, 1980) Number of common shares of the Company held: 62,220,464 Number of common shares of the Holding Company to be allotted: 62,220,464	April 2003	Joined Daiwa Securities Co., Ltd.
	April 2009	Joined OGI Capital Partners, Ltd.
	March 2011	Joined the Company
	June 2011	Executive Officer, responsible for the Subsidiary Management Department
	June 2012	Director and Executive Officer, responsible for the Subsidiary Management Department
	April 2014	Director and Executive Officer
	April 2014	President and Representative Director of BUSINEXT CORPORATION (currently AG BUSINESS SUPPORT CORPORATION)
	June 2014	Director and Managing Executive Officer
	April 2016	Director and Managing Executive Officer, responsible for the Guarantee Business Department 1 and the Guarantee Business Department 2
	April 2016	President and Representative Director of AsTry Loan Services Corporation (currently AG Loan Services Corporation)
	June 2016	Director and Senior Managing Executive Officer, in charge of the Guarantee Business Department 1 and the Guarantee Business Department 2
	April 2017	Director and Senior Managing Executive Officer, in charge of the Guarantee Business Department
	April 2018	Director and Senior Managing Executive Officer, Senior General Manager of the Loan Business Division, in charge of the Guarantee Business Department, the Marketing Department and the IT Planning Department
	October 2018	Director and Senior Managing Executive Officer, Senior General Manager of the Loan Business Division, in charge of the Guarantee Business Department, the Guarantee Business Promotion Department and the Marketing Department
	April 2019	Director and Senior Managing Executive Officer, Senior General Manager of the Loan Business Division, Senior General Manager of the Credit Management Division, Senior General Manager of the Guarantee Business Division, in charge of the Credit Governance Department
	June 2019	Representative Director and Senior Managing Executive Officer, Senior General Manager of the Loan Business Division, Senior General Manager of the Credit Management Division, Senior General Manager of the Guarantee Business Division, in charge of the Credit Governance Department
	June 2020	President and Representative Director, Chief Executive Officer, Chairperson of the Risk Management Committee, in charge of the Administrative Information Office and the Internal Auditing Department
	June 2020	Chairman and Representative Director of LIFECARD Co., Ltd. (Current)
	October 2022	President and Representative Director, Chief Executive Officer, Chairperson of the Risk Management Committee, in charge of the Internal Auditing Department (Current)
[Significant concurrent positions] Chairman and Representative Director of LIFECARD Co., Ltd.

[Reasons for selecting the candidate for Director]

Mr. Mitsuhide Fukuda possesses operation experience and insight cultivated in other sectors in addition to broad knowledge concerning the overall financial services business of the AIFUL Group. Since June 2020, as President and Representative Director, he has promoted improvement of customer services and digitalization and led the growth of the AIFUL Group. The Company nominates him as a candidate for Director of the Holding Company concluding that he can continuously appropriately monitor the management and contribute to continuous growth and improvement of corporate value.

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Name, etc.	Past experience, positions, responsibilities and significant concurrent positions
Yoshitaka Fukuda (October 14, 1947) Number of common shares of the Company held: 3,256,950 Number of common shares of the Holding Company to be allotted: 3,256,950	April 1967	Founded Matsubara Sangyo
	February 1976	President and Representative Director of Oasa, Inc.
	May 1982	President and Representative Director, the Company, due to merger
	April 2007	President and Representative Director, Chairperson of the Risk Management Committee
	June 2007	President and Representative Director, Chief Executive Officer, Chairperson of the Risk Management Committee
	June 2011	Chairman and Representative Director of LIFECARD Co., Ltd.
	April 2014	President and Representative Director, Chief Executive Officer, Chairperson of the Risk Management Committee, responsible for the Internal Auditing Department
	June 2016	President and Representative Director, Chief Executive Officer, Chairperson of the Risk Management Committee, in charge of the Internal Auditing Department
	October 2017	President and Representative Director, Chief Executive Officer, Chairperson of the Risk Management Committee, in charge of the Administrative Information Office and the Internal Auditing Department
	April 2019	President and Representative Director, Chief Executive Officer, Chairperson of the Risk Management Committee, in charge of the Administrative Information Office, the Internal Auditing Department and the Group Internal Auditing Department
	April 2020	President and Representative Director, Chief Executive Officer, Chairperson of the Risk Management Committee, in charge of the Administrative Information Office and the Internal Auditing Department
	June 2020	Chairman and Representative Director (Current)

[Reasons for selecting the candidate for Director]

Mr. Yoshitaka Fukuda possesses general judgement ability concerning group-wide management, based on his many years of experiences engaging in the management of the overall financial services business of the AIFUL Group as the founder of the Company. The Company nominates him as a candidate for Director of the Holding Company concluding that he can continuously appropriately monitor the management and contribute to continuous growth and improvement of corporate value.

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Name, etc.	Past experience, positions, responsibilities and significant concurrent positions
Keiji Masui (March 24, 1963) Number of common shares of the Company held: 100,896 Number of common shares of the Holding Company to be allotted: 100,896	August 1983	Joined the Company
	October 2002	General Manager of the Finance Department
	April 2005	General Manager of the Kinki Loan Business Department
	July 2007	General Manager of the Loan Business Planning and Promotion Department
	January 2010	General Manager of the Subsidiary Management Department
	April 2014	Executive Officer
	June 2016	Director and Executive Officer
	June 2017	Representative Director and President of Sumishin Life Card Company, Limited
	April 2018	Representative Director and President of LIFE GUARANTEE CO., LTD. (currently AG Payment Service, CO., LTD.)
	June 2020	Chairman and Representative Director of AG MIRAIBARAI CO., LTD. (currently AG Payment Service, CO., LTD.)
	April 2021	Director and Executive Officer, in charge of the Corporate Sales Promotion Department, the Eastern Japan Loan Business Department and the Western Japan Loan Business Department, the Company
	April 2022	Director and Senior Managing Executive Officer, Senior General Manager of the Guarantee Business Division, in charge of the Corporate Sales Promotion Department, the Eastern Japan Loan Business Department and the Western Japan Loan Business Department
	April 2023	Representative Director and Chief Executive Officer of LIFECARD Co., Ltd. (Current)
	October 2024	Director and Senior Managing Executive Officer, Senior General Manager of the Guarantee Business Division, Senior General Manager of the Corporate Sales Division
	October 2024	Chairman and Representative Director of BitCash Inc. (Current)
	April 2025	Vice President and Representative Director, Executive Officer, Senior General Manager of the Guarantee Business Division, Senior General Manager of the Corporate Sales Division (Current)
[Significant concurrent positions] Representative Director and Chief Executive Officer of LIFECARD Co., Ltd. Chairman and Representative Director of BitCash Inc.

[Reasons for selecting the candidate for Director]

Mr. Keiji Masui possesses abundant experience regarding the overall business of the Company as a person in charge of the Loan Business and Finance Divisions, and successively held positions of Director of the group companies. He also has held the position of Representative Director and Chief Executive Officer of LIFECARD Co., Ltd., one of the group companies, since April 2023. He has also held the position of Vice President and Representative Director, Executive Officer of the Company since April 2025. The Company nominates him as a candidate for Director of the Holding Company concluding that he can continuously appropriately monitor the management and contribute to continuous growth and improvement of corporate value.

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Name, etc.	Past experience, positions, responsibilities and significant concurrent positions
Masayuki Sato (September 9, 1957) Number of common shares of the Company held: 198,231 Number of common shares of the Holding Company to be allotted: 198,231	August 1982	Joined the Company
	February 1996	General Manager of the Management Planning Department
	April 1999	Assistant Senior General Manager of the Loan Business Division, General Manager of the Promotion Department
	June 1999	Director, Assistant Senior General Manager of the Loan Business Division, General Manager of the Promotion Department
	October 2004	Representative Director and Senior Managing Director of Sumishin Life Card Company, Limited
	April 2005	Director, responsible for the Marketing Department
	June 2008	Director and Managing Executive Officer, responsible for the Business Development Department
	April 2010	Director and Managing Executive Officer, Senior General Manager of the Management Planning Division, responsible for the Personnel Department
	June 2010	Director of Chintai Anshin Guarantor Service Co., Ltd. (currently Anshin Guarantor Service Co., Ltd.)
	July 2011	Director and Senior Managing Executive Officer, Senior General Manager of the Management Planning Division, responsible for the Personnel Department
	April 2013	President and Representative Director of BUSINEXT CORPORATION (currently AG BUSINESS SUPPORT CORPORATION)
	June 2014	Representative Director and Senior Managing Executive Officer, Senior General Manager of the Management Planning Division, responsible for the Personnel Department
	January 2015	Authorized Director of AIRA & AIFUL Public Company Limited
	April 2016	Representative Director and Senior Managing Executive Officer, Senior General Manager of the Management Planning Division, counsel of the Personnel Department
	June 2016	Representative Director and Senior Managing Executive Officer, Senior General Manager of the Management Planning Division, in charge of the Personnel Department
	April 2018	Representative Director and Senior Managing Executive Officer, Senior General Manager of the Management Planning Division
	April 2022	Representative Director and Senior Managing Executive Officer, Senior General Manager of the Loan Business Division, Senior General Manager of the Credit Management Division, in charge of the Credit Governance Department, the Overseas Business Department, the Bangkok Representative Office, the Shanghai Representative Office and the Jakarta Representative Office
	April 2023	Representative Director and Senior Managing Executive Officer, Senior General Manager of the Loan Business Division, Senior General Manager of the Credit Management Division, in charge of the Data Analytics Department, the Overseas Business Department, the Bangkok Representative Office, the Shanghai Representative Office and the Jakarta Representative Office
	March 2024	Representative Director and Senior Managing Executive Officer, Senior General Manager of the Loan Business Division, Senior General Manager of the Credit Management Division, in charge of the Data Analytics Department
	April 2025	Vice Chairman and Director, Executive Officer, Senior General Manager of the Loan Business Division, Senior General Manager of the Credit Management Division, in charge of the Group Data Analytics Department 1 (Current)

[Reasons for selecting the candidate for Director]

Mr. Masayuki Sato has been involved in the Company’s management for many years and possesses abundant experience regarding the overall business of the Company, successively holding positions of Senior General Manager of the Management Planning Division and Director of the group companies in Japan and overseas. He has also held the position of Vice Chairman and Director, Executive Officer of the Company since April 2025. The Company nominates him as a candidate for Director of the Holding Company concluding that he can continuously appropriately monitor the management and contribute to continuous growth and improvement of corporate value.

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Name, etc.	Past experience, positions, responsibilities and significant concurrent positions
Akira Kamiyo (September 7, 1960) Number of common shares of the Company held: 48,997 Number of common shares of the Holding Company to be allotted: 48,997	April 1983	Joined The Sumitomo Trust & Banking Co., Ltd.
	January 2005	Manager, the Main Branch of The Sumitomo Trust & Banking Co., Ltd.
	April 2005	Director and General Manager, the Planning Division of Matsushita Lease Credit Co., Ltd. (secondment)
	May 2005	Director and General Manager, the Planning Division of Sumishin Matsushita Financial Services Co., Ltd. (secondment)
	May 2008	General Manager of Tokyo Corporate Business Department III of The Sumitomo Trust & Banking Co., Ltd.
	April 2011	Executive Officer, General Manager of Global Credit Supervision Department I of The Sumitomo Trust & Banking Co., Ltd.
	April 2012	Executive Officer, General Manager of Global Credit Supervision Department I of Sumitomo Mitsui Trust Bank Limited
	April 2013	Managing Executive Officer of Sumitomo Mitsui Trust Bank Limited
	April 2017	Deputy President of Sumitomo Mitsui Trust Panasonic Finance Co., Ltd.
	April 2018	President of Sumitomo Mitsui Trust Panasonic Finance Co., Ltd.
	April 2020	Advisor of the Loan Business Division, the Credit Management Division, the Guarantee Business Division, the Credit Governance Department, the Corporate Risk Management Department, the Company
	June 2020	Director and Senior Managing Executive Officer, Chairperson of the Compliance Committee, Senior General Manager of the Loan Business Division, Senior General Manager of the Credit Management Division, Senior General Manager of the Guarantee Business Division, in charge of the Credit Governance Department and the Corporate Risk Management Department
	April 2022	Director and Senior Managing Executive Officer, Chairperson of the Compliance Committee, Senior General Manager of the Management Planning Division, in charge of the Operation Management Department, the Personnel Department, the Legal Department and the Corporate Risk Management Department
	April 2023	Director and Senior Managing Executive Officer, Chairperson of the Compliance Committee, Senior General Manager of the Management Planning Division, in charge of the Personnel Department, the Legal Department, the Corporate Risk Management Department and the Credit Assessment Department
	April 2024	Director and Senior Managing Executive Officer, Chairperson of the Compliance Committee, Senior General Manager of the Management Planning Division, in charge of the Personnel Department, the Group Communications Department, the Legal Department, the Corporate Risk Management Department and the Credit Assessment Department
	April 2025	Vice President and Director, Executive Officer, Chairperson of the Compliance Committee, Senior General Manager of the Management Planning Division, in charge of the Personnel Department, the Group Communications Department, the Legal Department, the Corporate Risk Management Department and the Credit Assessment Department (Current)

[Reasons for selecting the candidate for Director]

Mr. Akira Kamiyo successively held responsible positions in broad areas of financial institutions and experienced involvement in management as a director. Since he took office as a Director of the Company in June 2020, he has presided over loan businesses as Senior General Manager of the Loan Business Division and the Credit Management Division. Since 2022, he has presided over the Management Planning Division and since April 2025, he has held the position of Vice President and Director, Executive Officer. The Company nominates him as a candidate for Director of the Holding Company concluding that he can continuously appropriately monitor the management and contribute to continuous growth and improvement of corporate value.

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Name, etc.	Past experience, positions, responsibilities and significant concurrent positions
Ryoko Kitazawa (October 11, 1973) Number of common shares of the Company held: 0 Number of common shares of the Holding Company to be allotted: 0	April 1997	Joined Lehman Brothers Japan Inc.
	March 2000	Joined Merrill Lynch Japan Securities Co., Ltd. (currently BofA Securities Japan Co., Ltd.)
	February 2012	Joined Simplex Advisors Inc., Managing Director (Current)
[Significant concurrent positions] Managing Director of Simplex Advisors Inc.

[Reasons for selecting the candidate for Outside Director and expected roles]

Ms. Ryoko Kitazawa has extensive experience and knowledge, having worked in M&A-related positions at numerous securities companies as well as at Simplex Advisors Inc. (since 2012). Although she has not been involved in corporate management as a director, we have nominated her as a candidate for Director of the Holding Company since we believe that she will be able to utilize her experience and knowledge to provide appropriate advice and contribute to the growth of the Company and the enhancement of its corporate value, as it is currently diversifying its business through M&A.

(Notes) 1.	The candidate for Director Mitsuhide Fukuda concurrently serves as Chairman and Representative Director of LIFECARD Co., Ltd. LIFECARD Co., Ltd. and the Company has business transaction relationships. Similar business transaction relationships may arise between this company and the Holding Company.
2.	The candidate for Director Keiji Masui concurrently serves as Representative Director and Chief Executive Officer of LIFECARD Co., Ltd. LIFECARD Co., Ltd. and the Company has business transaction relationships. Similar business transaction relationships may arise between this company and the Holding Company.
3.	The candidate for Director Keiji Masui concurrently serves as Chairman and Representative Director of BitCash Inc. BitCash Inc. and the Company has business transaction relationships. Similar business transaction relationships may arise between this company and the Holding Company.
4.	The candidate for Director Ryoko Kitazawa is a candidate for Outside Director.
5.	The candidate for Director Ryoko Kitazawa concurrently serves as Managing Director of Simplex Advisors Inc. and the Company is likely to have business transaction relationships. Similar business transaction relationships may arise between this company and the Holding Company.
6.	No material conflict of interest exists between the Company and other candidates for Directors, and no material conflict of interest is expected to arise between the Holding Company and other candidates for Directors.
7.	The number of shares held by each candidate is the actual number of shares that includes shares held under the AIFUL employee shareholding program. The number of shares of the Holding Company to be allotted is based on the number of shares of the Company held, taking account of the share transfer ratio. Therefore, the actual number of shares of the Holding Company to be allotted may change depending on the number of shares of the Company held immediately prior to the date of establishment of the Holding Company.
8.	If the Holding Company is established, it is planned that the Holding Company will conclude a directors and officers liability insurance contract with an insurance company. The candidates will be insured under this contract. The insurance contract will cover damages that may arise when the insured assumes liability for the execution of his or her duties or receives a claim related to the pursuit of such liability. The Holding Company will pay the insurance premiums for the insured.

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6.	Directors Who Are Audit and Supervisory Committee Members of the Holding Company

The Directors who are Audit and Supervisory Committee Members of the Holding Company will be as follows. In this item, “the Company” refers to AIFUL CORPORATION.

Name, etc.	Past experience, positions, responsibilities and significant concurrent positions
Hitoshi Shimura (April 5, 1961) Number of common shares of the Company held: 3,545 Number of common shares of the Holding Company to be allotted: 3,545	April 1984	Joined Ministry of Finance
	July 1989	District Director of the Yukuhashi Tax Office of Fukuoka Regional Taxation Bureau
	May 1992	Secretary at Embassy of Japan in Indonesia
	June 2006	Consul at Consulate General of Japan in New York
	July 2008	Deputy Director-General of Financial Markets Division of the Planning and Coordination Bureau of Financial Services Agency
	July 2009	Director of Planning, Management and CPA Examination Division, Certified Public Accountants and Auditing Oversight Board Executive Bureau of Financial Services Agency
	July 2010	Counsellor of Cabinet Secretariat
	July 2012	Director for Financial Stability of Kanto Local Finance Bureau
	April 2013	Senior Executive Director of Japan Finance Organization for Municipalities
	July 2015	Regional Commissioner of Hiroshima Regional Taxation Bureau
	July 2016	Vice President of Urban Renaissance Agency
	July 2018	Director-General of Hokkaido Local Finance Bureau
	December 2019	Advisor of Aioi Nissay Dowa Insurance Co., Ltd.
	June 2021	Director (Audit and Supervisory Committee Member), the Company (Current)
	June 2021	Corporate Auditor of LIFECARD Co., Ltd. (Current)
[Significant concurrent positions] Corporate Auditor of LIFECARD Co., Ltd.

[Reasons for selecting the candidate for Outside Director who is an Audit and Supervisory Committee Member and expected roles]

Mr. Hitoshi Shimura has been involved in corporate management, attended important board and committee meetings, and performed his responsibility of auditing the execution of duties properly as an Outside Director. The Company nominates Mr. Shimura as a candidate for Outside Director who is an Audit and Supervisory Committee Member of the Holding Company as we expect him to provide advice from a fair and neutral standpoint by utilizing his significant knowledge regarding finance and accounting cultivated through many years of experience in various areas including the Ministry of Finance and the Financial Services Agency.

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Name, etc.	Past experience, positions, responsibilities and significant concurrent positions
Takaya Tsutsumi (January 19, 1967) Number of common shares of the Company held: 2,000 Number of common shares of the Holding Company to be allotted: 2,000	November 1989	Joined the Company
	October 2010	General Manager of Contact Center
	July 2015	General Manager of Customer Center, LIFE CARD Co., Ltd.
	April 2019	General Manager of Business Center, the Company; President and Representative Director of Life Stock Center, Co., Ltd.
	October 2021	General Manager of Western Japan Business Department
	April 2025	General Manager of the Office of Audit and Supervisory Committee (Current)

[Reasons for selecting the candidate for Outside Director who is an Audit and Supervisory Committee Member and expected roles]

Mr. Takaya Tsutsumi successively held the positions of General Manager of Contact Center, of Business Center and of Western Japan Business Department at the Company as well as General Manager of Customer Center at LIFECARD Co., Ltd., one of the Group companies. He also has held the position of General Manager of the Office of Audit and Supervisory Committee since April 2025. He has particularly extensive experience in customer service, and also has experience and knowledge related to improving customer service systems. The Company nominates him as a candidate for Director who is an Audit and Supervisory Committee Member of the Holding Company, hoping to continue to utilize his wide range of experience and knowledge in auditing operations.

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Name, etc.	Past experience, positions, responsibilities and significant concurrent positions
Haruichi Suzuki (January 15, 1968) Number of common shares of the Company held: 0 Number of common shares of the Holding Company to be allotted: 0	April 1997	Joined Uematsu Shigekazu Law Office (currently UEMATSU/SUZUKI Law Office)
	September 1999	Lecturer, Graduate School of Law, Ritsumeikan University
	January 2008	Director and Attorney-at-law of UEMATSU/SUZUKI Law Office (Current)
	June 2010	Outside Corporate Auditor of KYOTO TOOL CO., LTD.
	June 2015	Director (Audit and Supervisory Committee Member), the Company (Current)
	June 2017	Outside Director (Audit and Supervisory Committee Member) of KYOTO TOOL CO., LTD. (Current)
	April 2022	President of Kyoto Bar Association
[Significant concurrent positions] Director and Attorney-at-law of UEMATSU/SUZUKI Law Office Outside Director (Audit and Supervisory Committee Member) of KYOTO TOOL CO., LTD.

[Reasons for selecting the candidate for Outside Director who is an Audit and Supervisory Committee Member and expected roles]

Mr. Haruichi Suzuki has been involved in corporate management, attended important board and committee meetings, and performed his responsibility of auditing the execution of duties properly as an Outside Director. The Company nominates Mr. Suzuki as a candidate for Outside Director who is an Audit and Supervisory Committee Member of the Holding Company as we expect him to provide advice from a fair and neutral standpoint by utilizing his abundant experience and broad insight as an attorney.

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Name, etc.	Past experience, positions, responsibilities and significant concurrent positions
Shinichiro Maeda (May 19, 1969) Number of common shares of the Company held: 0 Number of common shares of the Holding Company to be allotted: 0	April 1992	Joined Nomura Research Institute, Ltd.
	April 1998	Researcher, Analyst of Financial Research Center of Nomura Securities Co., Ltd.
	June 2000	Analyst of Nomura Securities International, Inc. (Nomura Americas)
	January 2004	Head Researcher, Senior Analyst of Financial & Economic Research Center of Nomura Securities Co., Ltd.
	April 2005	Assistant Professor, Department of International Business Management, Faculty of Business Management, Meijo University
	April 2007	Associated Professor, Department of International Business Management, Faculty of Business Management, Meijo University
	April 2015	Professor, Department of International Business Management, Faculty of Business Management, Meijo University
	October 2017	Associated Professor, Faculty of Economics, Kyushu University
	June 2022	Director (Audit and Supervisory Committee Member), the Company (Current)
	March 2025	Professor, Faculty of Economics, Kyushu University (Current)
[Significant concurrent positions] Professor, Faculty of Economics, Kyushu University

[Reasons for selecting the candidate for Outside Director who is an Audit and Supervisory Committee Member and expected roles]

Mr. Shinichiro Maeda has been involved in corporate management, attended important board and committee meetings, and performed his responsibility of auditing the execution of duties properly as an Outside Director. Moreover, as faculty of universities, he possesses abundant academic experiences and achievements in financial business studies in Japan and the United States, and broad insight from an expert and global view in financial areas. The Company nominates Mr. Maeda as a candidate for Outside Director who is an Audit and Supervisory Committee Member of the Holding Company as we expect him to provide advice from a fair and neutral standpoint.

(Notes) 1.	No material conflict of interest exists between the Company and the candidates for Directors, and no material conflict of interest is expected to arise between the Holding Company and the candidates for Directors.
2.	Mr. Hitoshi Shimura, Mr. Haruichi Suzuki, and Mr. Shinichiro Maeda are candidates for Outside Director who is an Audit and Supervisory Committee Member. Mr. Hitoshi Shimura, Mr. Haruichi Suzuki, and Mr. Shinichiro Maeda are candidates for independent directors under the provisions of the Tokyo Stock Exchange.
3.	If the Holding Company is established and the candidates take office as Directors who are Audit and Supervisory Committee Members, it is planned that the Holding Company will conclude an agreement on limitation of liability based on the Articles of Incorporation with each candidate. The agreement will prescribe that if an Outside Director is liable for damages arising in the Holding Company due to negligence of duties, as per Article 423, Paragraph 1 of the Companies Act, the liability of the Outside Director shall be limited to the minimum amount of liability prescribed in Article 425, Paragraph 1 of the Companies Act, if said Outside Director acted in good faith and without gross negligence in performing his duties.
4.	If the Holding Company is established, it is planned that the Holding Company will conclude a directors and officers liability insurance contract that insures all Directors who are Audit and Supervisory Committee Members. The insurance contract will cover damages that may arise when the insured assumes liability for the execution of his or her duties or receives a claim related to the pursuit of such liability.

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5.	Mr. Hitoshi Shimura currently serves as an Outside Director who is an Audit and Supervisory Committee Member of the Company. His term of office will be four years at the conclusion of this year’s General Meeting of Shareholders.
6.	Mr. Haruichi Suzuki currently serves as an Outside Director who is an Audit and Supervisory Committee Member of the Company. His term of office will be ten years at the conclusion of this year’s General Meeting of Shareholders.
7.	Mr. Shinichiro Maeda currently serves as an Outside Director who is an Audit and Supervisory Committee Member of the Company. His term of office will be three years at the conclusion of this year’s General Meeting of Shareholders.
8.	The number of shares held by the candidate is the actual number of shares that includes shares held under the AIFUL employee shareholding program. The number of shares of the Holding Company to be allotted is based on the number of shares of the Company held, taking account of the share transfer ratio. Therefore, the actual number of shares of the Holding Company to be allotted may change depending on the number of shares of the Company held immediately prior to the date of establishment of the Holding Company.

7.	Accounting Auditor of the Holding Company

The Accounting Auditor of the Holding Company will be as follows.

As of May 31, 2024

Name	Deloitte Touche Tohmatsu LLC
Address of main place of business	Marunouchi Nijubashi Building, 3-2-3 Marunouchi, Chiyoda-ku, Tokyo
History	May 1968 Tohmatsu, Awoki & Co. established July 2009 Transitioned to an LLC structure and name changed to Deloitte Touche Tohmatsu LLC
Personnel	Certified Public Accountants: 2,950 Other staff: 5,262
Audit clients	3,187 companies
Equity capital	1,173 million yen
(Note)	Deloitte Touche Tohmatsu LLC was chosen to as the candidate for Accounting Auditor by the Company’s Audit and Supervisory Committee because of its expertise, independence, and appropriateness. It was judged to have systems in place to ensure that audits of the Holding Company would be carried out fairly and appropriately.

29

Proposal No. 2: Partial Amendment to the Articles of Incorporation (1)

1. Reasons for the proposal

The Company has established provisions regarding the record date for voting rights for the Annual General Meeting of Shareholders in Article 13 of its Articles of Incorporation pursuant to Article 124, Paragraph 3 of the Companies Act., thus facilitating administrative procedures related to, for example, the convening of the Annual General Meeting of Shareholders. However, if Proposal No. 1, “Approval of the Share Transfer Plan,” is approved and the share transfer (hereinafter referred to as the “Share Transfer”) is implemented on April 1, 2026 (scheduled), the Company will have only one shareholder, the holding company, and the provisions regarding the record date for voting rights for the Annual General Meeting of Shareholders will no longer be necessary. Accordingly, the record date system for voting rights for the Annual General Meeting of Shareholders will be abolished, with Article 13 (record date for the General Meeting of Shareholders) deleted and each of the numbers of the articles from 14 onwards moved up by 1.

This amendment to the Articles of Incorporation will take effect on March 31, 2026, provided that Proposal No. 1, “Approval of the Share Transfer Plan,” is approved as proposed, the share transfer agreement relating to the Share Transfer remains effective until the day before March 31, 2026, and the Share Transfer has not been canceled.

2. Details of changes

(The underlined parts indicate the changes.)

Current	Proposed Amendments

Articles 1 to 12 (text omitted)

(Record date for General Meeting of Shareholders)

Article 13 The record date for voting rights for the Company’s Annual General Meeting of Shareholders shall be March 31 every year.

Articles 14 to 35 (text omitted)

Supplementary provisions (text omitted)

Articles 1 to 12 (unchanged) (deleted) Articles 13 to 34 (unchanged) Supplementary provisions (unchanged)

(Reference)

The Company plans to pay the dividends of surplus (year-end dividend) for the fiscal year ending March 31, 2026 (April 1, 2025 to March 31, 2026) to the shareholders or registered pledgees of shares listed or recorded in the final shareholder register as of March 31, 2026, in accordance with Article 33 (Record date for dividends of surplus) of the amended Articles of Incorporation.

30

Proposal No. 3: Partial Amendment to the Articles of Incorporation (2)

The Company will create a new position of Directors with Titles, Vice Chairman and Director, to strengthen and enhance the management structure.

(The underlined parts indicate the changes.)

Current	Proposed Amendments

(Representative Directors and Directors with Titles)

Article 21: The Board of Directors shall select a few Representative Directors from among the Directors (excluding those who are Audit and Supervisory Committee Members).

(2)  The Company may, by resolution of the Board of Directors, select one person as Chairman and Director and as President and Director, as well as a few persons as Vice President and Director, Senior Managing Director, and Managing Director.

(Representative Directors and Directors with Titles)

Article 21: The Board of Directors shall select a few Representative Directors from among the Directors (excluding those who are Audit and Supervisory Committee Members).

(2)  The Company may, by resolution of the Board of Directors, select one person as Chairman and Director and as President and Director, as well as a few persons as Vice Chairman and Director, Vice President and Director, Senior Managing Director, and Managing Director.

31

Proposal No. 4: Election of Six Directors (Excluding Directors Who Are Audit and Supervisory

Committee Members)

The term of office of Directors (excluding Directors who are Audit and Supervisory Committee Members; the same applies below in this proposal) Mitsuhide Fukuda, Yoshitaka Fukuda, Keiji Masui, Masayuki Sato, and Akira Kamiyo will expire at the conclusion of this year’s General Meeting of Shareholders. Accordingly, the election of six Directors is proposed, thus adding one more Director to further strengthen the management structure.

Additionally, regarding this proposal, the Audit and Supervisory Committee has judged that all of the candidates for Director are qualified for the position.

The candidates for Directors are as follows:

No.	Name		Current positions and responsibilities at the Company	Attendance rate at the Board of Directors’ meetings (Attended/Held)
1	Mitsuhide Fukuda	Reappointment Inside Director	President and Representative Director, Chief Executive Officer	94% (29 attended/31 held)
2	Yoshitaka Fukuda	Reappointment Inside Director	Chairman and Representative Director	100% (31 attended/31held)
3	Keiji Masui	Reappointment Inside Director	Vice President and Representative Director, Executive Officer	100% (31 attended/31held)
4	Masayuki Sato	Reappointment Inside Director	Vice Chairman and Director, Executive Officer	100% (31 attended/31held)
5	Akira Kamiyo	Reappointment Inside Director	Vice President and Director, Executive Officer	100% (31 attended/31held)
6	Ryoko Kitazawa	New Outside Director	-	-

32

No.	Name, etc.	Past experience, positions, responsibilities and significant concurrent positions
1	Reappointment Inside Director Mitsuhide Fukuda (June 16, 1980) Number of shares of the Company held: 62,220,464	April 2003	Joined Daiwa Securities Co., Ltd.
		April 2009	Joined OGI Capital Partners, Ltd.
		March 2011	Joined the Company
		June 2011	Executive Officer, responsible for the Subsidiary Management Department
		June 2012	Director and Executive Officer, responsible for the Subsidiary Management Department
		April 2014	Director and Executive Officer
		April 2014	President and Representative Director of BUSINEXT CORPORATION (currently AG BUSINESS SUPPORT CORPORATION)
		June 2014	Director and Managing Executive Officer
		April 2016	Director and Managing Executive Officer, responsible for the Guarantee Business Department 1 and the Guarantee Business Department 2
		April 2016	President and Representative Director of AsTry Loan Services Corporation (currently AG Loan Services Corporation)
		June 2016	Director and Senior Managing Executive Officer, in charge of the Guarantee Business Department 1 and the Guarantee Business Department 2
		April 2017	Director and Senior Managing Executive Officer, in charge of the Guarantee Business Department
		April 2018	Director and Senior Managing Executive Officer, Senior General Manager of the Loan Business Division, in charge of the Guarantee Business Department, the Marketing Department and the IT Planning Department
		October 2018	Director and Senior Managing Executive Officer, Senior General Manager of the Loan Business Division, in charge of the Guarantee Business Department, the Guarantee Business Promotion Department and the Marketing Department
		April 2019	Director and Senior Managing Executive Officer, Senior General Manager of the Loan Business Division, Senior General Manager of the Credit Management Division, Senior General Manager of the Guarantee Business Division, in charge of the Credit Governance Department
		June 2019	Representative Director and Senior Managing Executive Officer, Senior General Manager of the Loan Business Division, Senior General Manager of the Credit Management Division, Senior General Manager of the Guarantee Business Division, in charge of the Credit Governance Department
		June 2020	President and Representative Director, Chief Executive Officer, Chairperson of the Risk Management Committee, in charge of the Administrative Information Office and the Internal Auditing Department
		June 2020	Chairman and Representative Director of LIFECARD Co., Ltd. (Current)
		October 2022	President and Representative Director, Chief Executive Officer, Chairperson of the Risk Management Committee, in charge of the Internal Auditing Department (Current)
[Significant concurrent positions] Chairman and Representative Director of LIFECARD Co., Ltd.

[Reasons for selecting the candidate for Director]

Mr. Mitsuhide Fukuda possesses operation experience and insight cultivated in other sectors in addition to broad knowledge concerning the overall financial services business of the AIFUL Group. Since June 2020, as President and Representative Director, he has promoted improvement of customer services and digitalization and led the growth of the AIFUL Group. The Company renominates him as a candidate for Director concluding that he can continuously appropriately monitor the management and contribute to continuous growth and improvement of corporate value.

33

No.	Name, etc.	Past experience, positions, responsibilities and significant concurrent positions
2	Reappointment Inside Director Yoshitaka Fukuda (October 14, 1947) Number of shares of the Company held: 3,256,950	April 1967	Founded Matsubara Sangyo
		February 1976	President and Representative Director of Oasa, Inc.
		May 1982	President and Representative Director, the Company, due to merger
		April 2007	President and Representative Director, Chairperson of the Risk Management Committee
		June 2007	President and Representative Director, Chief Executive Officer, Chairperson of the Risk Management Committee
		June 2011	Chairman and Representative Director of LIFECARD Co., Ltd.
		April 2014	President and Representative Director, Chief Executive Officer, Chairperson of the Risk Management Committee, responsible for the Internal Auditing Department
		June 2016	President and Representative Director, Chief Executive Officer, Chairperson of the Risk Management Committee, in charge of the Internal Auditing Department
		October 2017	President and Representative Director, Chief Executive Officer, Chairperson of the Risk Management Committee, in charge of the Administrative Information Office and the Internal Auditing Department
		April 2019	President and Representative Director, Chief Executive Officer, Chairperson of the Risk Management Committee, in charge of the Administrative Information Office, the Internal Auditing Department and the Group Internal Auditing Department
		April 2020	President and Representative Director, Chief Executive Officer, Chairperson of the Risk Management Committee, in charge of the Administrative Information Office and the Internal Auditing Department
		June 2020	Chairman and Representative Director (Current)

[Reasons for selecting the candidate for Director]

Mr. Yoshitaka Fukuda possesses general judgement ability concerning group-wide management, based on his many years of experiences engaging in the management of the overall financial services business of the AIFUL Group as the founder of the Company. The Company renominates him as a candidate for Director concluding that he can continuously appropriately monitor the management and contribute to continuous growth and improvement of corporate value.

34

No.	Name, etc.	Past experience, positions, responsibilities and significant concurrent positions
3	Reappointment Inside Director Keiji Masui (March 24, 1963) Number of shares of the Company held: 100,896	August 1983	Joined the Company
		October 2002	General Manager of the Finance Department
		April 2005	General Manager of the Kinki Loan Business Department
		July 2007	General Manager of the Loan Business Planning and Promotion Department
		January 2010	General Manager of the Subsidiary Management Department
		April 2014	Executive Officer
		June 2016	Director and Executive Officer
		June 2017	Representative Director and President of Sumishin Life Card Company, Limited
		April 2018	Representative Director and President of LIFE GUARANTEE CO., LTD. (currently AG Payment Service, CO., LTD.)
		June 2020	Chairman and Representative Director of AG MIRAIBARAI CO., LTD. (currently AG Payment Service, CO., LTD.)
		April 2021	Director and Executive Officer, in charge of the Corporate Sales Promotion Department, the Eastern Japan Loan Business Department and the Western Japan Loan Business Department, the Company
		April 2022	Director and Senior Managing Executive Officer, Senior General Manager of the Guarantee Business Division, in charge of the Corporate Sales Promotion Department, the Eastern Japan Loan Business Department and the Western Japan Loan Business Department
		April 2023	Representative Director and Chief Executive Officer of LIFECARD Co., Ltd. (Current)
		October 2024	Director and Senior Managing Executive Officer, Senior General Manager of the Guarantee Business Division, Senior General Manager of the Corporate Sales Division
		October 2024	Chairman and Representative Director of BitCash Inc. (Current)
		April 2025	Vice President and Representative Director, Executive Officer, Senior General Manager of the Guarantee Business Division, Senior General Manager of the Corporate Sales Division (Current)
[Significant concurrent positions] Representative Director and Chief Executive Officer of LIFECARD Co., Ltd. Chairman and Representative Director of BitCash Inc.

[Reasons for selecting the candidate for Director]

Mr. Keiji Masui possesses abundant experience regarding the overall business of the Company as a person in charge of the Loan Business and Finance Divisions, and successively held positions of Director of the group companies. He also has held the position of Representative Director and Chief Executive Officer of LIFECARD Co., Ltd., one of the group companies, since April 2023. He has also held the position of Vice President and Representative Director, Executive Officer of the Company since April 2025. The Company renominates him as a candidate for Director concluding that he can continuously appropriately monitor the management and contribute to continuous growth and improvement of corporate value.

35

No.	Name, etc.	Past experience, positions, responsibilities and significant concurrent positions
4	Reappointment Inside Director Masayuki Sato (September 9, 1957) Number of shares of the Company held: 198,231	August 1982	Joined the Company
		February 1996	General Manager of the Management Planning Department
		April 1999	Assistant Senior General Manager of the Loan Business Division, General Manager of the Promotion Department
		June 1999	Director, Assistant Senior General Manager of the Loan Business Division, General Manager of the Promotion Department
		October 2004	Representative Director and Senior Managing Director of Sumishin Life Card Company, Limited
		April 2005	Director, responsible for the Marketing Department
		June 2008	Director and Managing Executive Officer, responsible for the Business Development Department
		April 2010	Director and Managing Executive Officer, Senior General Manager of the Management Planning Division, responsible for the Personnel Department
		June 2010	Director of Chintai Anshin Guarantor Service Co., Ltd. (currently Anshin Guarantor Service Co., Ltd.)
		July 2011	Director and Senior Managing Executive Officer, Senior General Manager of the Management Planning Division, responsible for the Personnel Department
		April 2013	President and Representative Director of BUSINEXT CORPORATION (currently AG BUSINESS SUPPORT CORPORATION)
		June 2014	Representative Director and Senior Managing Executive Officer, Senior General Manager of the Management Planning Division, responsible for the Personnel Department
		January 2015	Authorized Director of AIRA & AIFUL Public Company Limited
		April 2016	Representative Director and Senior Managing Executive Officer, Senior General Manager of the Management Planning Division, counsel of the Personnel Department
		June 2016	Representative Director and Senior Managing Executive Officer, Senior General Manager of the Management Planning Division, in charge of the Personnel Department
		April 2018	Representative Director and Senior Managing Executive Officer, Senior General Manager of the Management Planning Division
		April 2022	Representative Director and Senior Managing Executive Officer, Senior General Manager of the Loan Business Division, Senior General Manager of the Credit Management Division, in charge of the Credit Governance Department, the Overseas Business Department, the Bangkok Representative Office, the Shanghai Representative Office and the Jakarta Representative Office
		April 2023	Representative Director and Senior Managing Executive Officer, Senior General Manager of the Loan Business Division, Senior General Manager of the Credit Management Division, in charge of the Data Analytics Department, the Overseas Business Department, the Bangkok Representative Office, the Shanghai Representative Office and the Jakarta Representative Office
		March 2024	Representative Director and Senior Managing Executive Officer, Senior General Manager of the Loan Business Division, Senior General Manager of the Credit Management Division, in charge of the Data Analytics Department
		April 2025	Vice Chairman and Director, Executive Officer, Senior General Manager of the Loan Business Division, Senior General Manager of the Credit Management Division, in charge of the Group Data Analytics Department 1 (Current)

[Reasons for selecting the candidate for Director]

Mr. Masayuki Sato has been involved in the Company’s management for many years and possesses abundant experience regarding the overall business of the Company, successively holding positions of Senior General Manager of the Management Planning Division and Director of the group companies in Japan and overseas. He has also held the position of Vice Chairman and Director, Executive Officer of the Company since April 2025. The Company renominates him as a candidate for Director concluding that he can continuously appropriately monitor the management and contribute to continuous growth and improvement of corporate value.

36

No.	Name, etc.	Past experience, positions, responsibilities and significant concurrent positions
5	Reappointment Inside Director Akira Kamiyo (September 7, 1960) Number of shares of the Company held: 48,997	April 1983	Joined The Sumitomo Trust & Banking Co., Ltd.
		January 2005	Manager, the Main Branch of The Sumitomo Trust & Banking Co., Ltd.
		April 2005	Director and General Manager, the Planning Division of Matsushita Lease Credit Co., Ltd. (secondment)
		May 2005	Director and General Manager, the Planning Division of Sumishin Matsushita Financial Services Co., Ltd. (secondment)
		May 2008	General Manager of Tokyo Corporate Business Department III of The Sumitomo Trust & Banking Co., Ltd.
		April 2011	Executive Officer, General Manager of Global Credit Supervision Department I of The Sumitomo Trust & Banking Co., Ltd.
		April 2012	Executive Officer, General Manager of Global Credit Supervision Department I of Sumitomo Mitsui Trust Bank Limited
		April 2013	Managing Executive Officer of Sumitomo Mitsui Trust Bank Limited
		April 2017	Deputy President of Sumitomo Mitsui Trust Panasonic Finance Co., Ltd.
		April 2018	President of Sumitomo Mitsui Trust Panasonic Finance Co., Ltd.
		April 2020	Advisor of the Loan Business Division, the Credit Management Division, the Guarantee Business Division, the Credit Governance Department, the Corporate Risk Management Department, the Company
		June 2020	Director and Senior Managing Executive Officer, Chairperson of the Compliance Committee, Senior General Manager of the Loan Business Division, Senior General Manager of the Credit Management Division, Senior General Manager of the Guarantee Business Division, in charge of the Credit Governance Department and the Corporate Risk Management Department
		April 2022	Director and Senior Managing Executive Officer, Chairperson of the Compliance Committee, Senior General Manager of the Management Planning Division, in charge of the Operation Management Department, the Personnel Department, the Legal Department and the Corporate Risk Management Department
		April 2023	Director and Senior Managing Executive Officer, Chairperson of the Compliance Committee, Senior General Manager of the Management Planning Division, in charge of the Personnel Department, the Legal Department, the Corporate Risk Management Department and the Credit Assessment Department
		April 2024	Director and Senior Managing Executive Officer, Chairperson of the Compliance Committee, Senior General Manager of the Management Planning Division, in charge of the Personnel Department, the Group Communications Department, the Legal Department, the Corporate Risk Management Department and the Credit Assessment Department
		April 2025	Vice President and Director, Executive Officer, Chairperson of the Compliance Committee, Senior General Manager of the Management Planning Division, in charge of the Personnel Department, the Group Communications Department, the Legal Department, the Corporate Risk Management Department and the Credit Assessment Department (Current)

[Reasons for selecting the candidate for Director]

Mr. Akira Kamiyo successively held responsible positions in broad areas of financial institutions and experienced involvement in management as a director. Since he took office as a Director of the Company in June 2020, he has presided over loan businesses as Senior General Manager of the Loan Business Division and the Credit Management Division. Since 2022, he has presided over the Management Planning Division and since April 2025, he has held the position of Vice President and Director, Executive Officer. The Company renominates him as a candidate for Director concluding that he can continuously appropriately monitor the management and contribute to continuous growth and improvement of corporate value.

37

No.	Name, etc.	Past experience, positions, responsibilities and significant concurrent positions
6	New Outside Director Ryoko Kitazawa (October 11, 1973) Number of shares of the Company held: 0	April 1997	Joined Lehman Brothers Japan Inc.
		March 2000	Joined Merrill Lynch Japan Securities Co., Ltd. (currently BofA Securities Japan Co., Ltd.)
		February 2012	Joined Simplex Advisors Inc., Managing Director (Current)
[Significant concurrent positions] Managing Director of Simplex Advisors Inc.

[Reasons for selecting the candidate for Outside Director and expected roles]

Ms. Ryoko Kitazawa has extensive experience and knowledge, having worked in M&A-related positions at numerous securities companies as well as at Simplex Advisors Inc. (since 2012). Although she has not been involved in corporate management as a director, we have nominated her as a candidate for Director since we believe that she will be able to utilize her experience and knowledge to provide appropriate advice and contribute to the growth of the Company and the enhancement of its corporate value, as it is currently diversifying its business through M&A.

(Notes) 1.	The candidate for Director Mitsuhide Fukuda concurrently serves as Chairman and Representative Director of LIFECARD Co., Ltd. LIFECARD Co., Ltd. and the Company has business transaction relationships.
2.	The candidate for Director Keiji Masui concurrently serves as Representative Director and Chief Executive Officer of LIFECARD Co., Ltd. LIFECARD Co., Ltd. and the Company has business transaction relationships.
3.	The candidate for Director Keiji Masui concurrently serves as Chairman and Representative Director of BitCash Inc. BitCash Inc. and the Company has business transaction relationships.
4.	The candidate for Director Ryoko Kitazawa is a candidate for Outside Director.
5.	The candidate for Director Ryoko Kitazawa concurrently serves as Managing Director of Simplex Advisors Inc. and the Company is likely to have business transaction relationships.
6.	No material conflict of interest exists between the Company and other candidates for Directors.
7.	The number of shares held by the candidate is the actual number of shares that includes shares held under the AIFUL employee shareholding program.
8.	The Company has concluded a directors and officers liability insurance contract that insures all Directors. The insurance covers damages that may arise when the insured assumes liability for the execution of his or her duties or receives a claim related to the pursuit of such liability. If the candidates are appointed as Director, each of them will be insured under the insurance contract, which is to be renewed in July 2025.

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Proposal No. 5: Election of Three Directors Who Are Audit and Supervisory Committee Members

The term of office of Directors Hitoshi Shimura, Keiichiro Okawa, and Haruichi Suzuki, who are Audit and Supervisory Committee Members, will expire at the conclusion of this year’s General Meeting of Shareholders. Accordingly, the election of three Directors who are Audit and Supervisory Committee Members is proposed.

The Audit and Supervisory Committee has previously given its approval to this proposal.

The candidates for Directors who are Audit and Supervisory Committee Members are as follows:

No.	Name		Current positions at the Company	Attendance rate at the Board of Directors’ meetings (Attended/Held)
1	Hitoshi Shimura	Reappointment Outside Director Independent Director	Outside Director Audit and Supervisory Committee Member	100% (31 attended/31 held)
2	Takaya Tsutsumi	New Inside Director	General Manager of the Office of Audit and Supervisory Committee	―
3	Haruichi Suzuki	Reappointment Outside Director Independent Director	Outside Director Audit and Supervisory Committee Member	94% (29 attended/31 held)

39

No.	Name, etc.	Past experience, positions, responsibilities and significant concurrent positions
1	Reappointment Outside Director Independent Director Hitoshi Shimura (April 5, 1961) Number of shares of the Company held: 3,545	April 1984	Joined Ministry of Finance
		July 1989	District Director of the Yukuhashi Tax Office of Fukuoka Regional Taxation Bureau
		May 1992	Secretary at Embassy of Japan in Indonesia
		June 2006	Consul at Consulate General of Japan in New York
		July 2008	Deputy Director-General of Financial Markets Division of the Planning and Coordination Bureau of Financial Services Agency
		July 2009	Director of Planning, Management and CPA Examination Division, Certified Public Accountants and Auditing Oversight Board Executive Bureau of Financial Services Agency
		July 2010	Counsellor of Cabinet Secretariat
		July 2012	Director for Financial Stability of Kanto Local Finance Bureau
		April 2013	Senior Executive Director of Japan Finance Organization for Municipalities
		July 2015	Regional Commissioner of Hiroshima Regional Taxation Bureau
		July 2016	Vice President of Urban Renaissance Agency
		July 2018	Director-General of Hokkaido Local Finance Bureau
		December 2019	Advisor of Aioi Nissay Dowa Insurance Co., Ltd.
		June 2021	Director (Audit and Supervisory Committee Member), the Company (Current)
		June 2021	Corporate Auditor of LIFECARD Co., Ltd. (Current)
[Significant concurrent positions] Corporate Auditor of LIFECARD Co., Ltd.

[Reasons for selecting the candidate for Outside Director who is an Audit and Supervisory Committee Member and expected roles]

Mr. Hitoshi Shimura has been involved in corporate management, attended important board and committee meetings, and performed his responsibility of auditing the execution of duties properly as an Outside Director. The Company renominates Mr. Shimura as a candidate for Outside Director who is an Audit and Supervisory Committee Member as we expect him to provide advice from a fair and neutral standpoint by utilizing his significant knowledge regarding finance and accounting cultivated through many years of experience in various areas including the Ministry of Finance and the Financial Services Agency.

40

No.	Name, etc.	Past experience, positions, responsibilities and significant concurrent positions
2	New Inside Director Takaya Tsutsumi (January 19, 1967) Number of shares of the Company held: 2,000	November 1989	Joined the Company
		October 2010	General Manager of Contact Center
		July 2015	General Manager of Customer Center, LIFE CARD Co., Ltd.
		April 2019	General Manager of Business Center, the Company; President and Representative Director of Life Stock Center Co., Ltd.
		October 2021	General Manager of Western Japan Business Department
		April 2025	General Manager of the Office of Audit and Supervisory Committee (Current)

[Reasons for selecting the candidate for Outside Director who is an Audit and Supervisory Committee Member and expected roles]

Mr. Takaya Tsutsumi successively held the positions of General Manager of Contact Center, of Business Center and of Western Japan Business Department at the Company as well as General Manager of Customer Center at LIFECARD Co., Ltd., one of the Group companies. He also has held the position of General Manager of the Office of Audit and Supervisory Committee since April 2025. He has particularly extensive experience in customer service, and also has experience and knowledge related to improving customer service systems. The Company nominates him as a candidate for Director who is an Audit and Supervisory Committee Member, hoping to continue to utilize his wide range of experience and knowledge in auditing operations.

41

No.	Name, etc.	Past experience, positions, responsibilities and significant concurrent positions
3	Reappointment Outside Director Independent Director Haruichi Suzuki (January 15, 1968) Number of shares of the Company held: 0	April 1997	Joined Uematsu Shigekazu Law Office (currently UEMATSU/SUZUKI Law Office)
		September 1999	Lecturer, Graduate School of Law, Ritsumeikan University
		January 2008	Director and Attorney-at-law of UEMATSU/SUZUKI Law Office (Current)
		June 2010	Outside Corporate Auditor of KYOTO TOOL CO., LTD.
		June 2015	Director (Audit and Supervisory Committee Member), the Company (Current)
		June 2017	Outside Director (Audit and Supervisory Committee Member) of KYOTO TOOL CO., LTD. (Current)
		April 2022	President of Kyoto Bar Association
[Significant concurrent positions] Director and Attorney-at-law of UEMATSU/SUZUKI Law Office Outside Director (Audit and Supervisory Committee Member) of KYOTO TOOL CO., LTD.

[Reasons for selecting the candidate for Outside Director who is an Audit and Supervisory Committee Member and expected roles]

Mr. Haruichi Suzuki has been involved in corporate management, attended important board and committee meetings, and performed his responsibility of auditing the execution of duties properly as an Outside Director. The Company renominates Mr. Suzuki as a candidate for Outside Director who is an Audit and Supervisory Committee Member as we expect him to provide advice from a fair and neutral standpoint by utilizing his abundant experience and broad insight as an attorney.

(Notes)   1.   No material conflict of interest exists between each candidate and the Company.

2.	Mr. Hitoshi Shimura and Mr. Haruichi Suzuki are candidates for Outside Director who is an Audit and Supervisory Committee Member. The Company has designated Mr. Hitoshi Shimura and Mr. Haruichi Suzuki as independent directors under the provisions of the Tokyo Stock Exchange, and has registered each of them at the aforementioned Exchange.
3.	The Company has concluded an agreement on limitation of liability based on Article 28, Paragraph 2 of the Articles of Incorporation with Mr. Hitoshi Shimura and Mr. Haruichi Suzuki. The agreement prescribes that if an Outside Director is liable for damages arising in the Company due to negligence of duties, as per Article 423, Paragraph 1 of the Companies Act, the liability of the Outside Director shall be limited to the minimum amount of liability prescribed in Article 425, Paragraph 1 of the Companies Act, if said Outside Director acted in good faith and without gross negligence in performing his duties. If the election of each candidate is approved at this year’s General Meeting of Shareholders, the Company plans to continue the agreement on limitation of liability.
4.	The Company has concluded a directors and officers liability insurance contract that insures all Directors who are Audit and Supervisory Committee Members. The insurance covers damages that may arise when the insured assumes liability for the execution of his or her duties or receives a claim related to the pursuit of such liability. If the candidates are appointed as Directors who are Audit and Supervisory Committee Members, each of them will be insured under the insurance contract, which is to be renewed in July 2025.
5.	The term of office as an Outside Director who is an Audit and Supervisory Committee Member of the candidate Mr. Hitoshi Shimura will be four years at the conclusion of this year’s General Meeting of Shareholders.
6.	The term of office as an Outside Director who is an Audit and Supervisory Committee Member of the candidate Mr. Haruichi Suzuki will be ten years at the conclusion of this year’s General Meeting of Shareholders.
7.	The number of shares held by the candidate is the actual number of shares that includes shares held under the AIFUL employee shareholding program.

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(Reference)

Skills / Experiences of Directors (Including Directors Who Are Audit and Supervisory Committee Members) after this Annual General Meeting of Shareholders

In order to continuously improve supervising functions that the Board of Directors of the Company should carry out, the matrix of diverse skills Directors possess is created and disclosed as follows:

Name	Positions, responsibilities	Gender	Skills / Experience
			Corporate Management	Legal Risk Management	Finance Accounting	Global	Human Resource Development	Credit Screening, Marketing	IT Digital DX	Diversity
Mitsuhide Fukuda	President and Representative Director, Chief Executive Officer	Male	〇		〇	〇	〇	〇	〇	〇
Yoshitaka Fukuda	Chairman and Representative Director	Male	〇		〇		〇	〇
Keiji Masui	Vice President and Representative Director, Executive Officer	Male	〇		〇			〇
Masayuki Sato	Vice Chairman and Director, Executive Officer	Male	〇		〇	〇	〇	〇	〇
Akira Kamiyo	Vice President and Director, Executive Officer	Male	〇	〇	〇		〇	〇	〇	〇
Ryoko Kitazawa	Director (Outside)	Female	〇		〇	〇				〇
Hitoshi Shimura	Director who is an Audit and Supervisory Committee Member (Outside)	Male		〇	〇	〇				〇
Takaya Tsutsumi	Director who is an Audit and Supervisory Committee Member	Male	〇						〇
Haruichi Suzuki	Director who is an Audit and Supervisory Committee Member (Outside)	Male		〇						〇
Shinichiro Maeda	Director who is an Audit and Supervisory Committee Member (Outside)	Male		〇	〇	〇				〇

(Notes)	1.	The column “Corporate Management” explains that a Director possesses experience of Executive Director or work experience that requires specialized knowledge of corporate management for one year or more in the Company or other companies.
2.	The columns other than “Corporate Management” explains that a Director possesses experience for one year or more of Senior General Manager in the applied business area at the Company or other companies.

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Skill item	Explanation
Corporate Management	A person who has been appointed Executive Director or has work experience that requires specialized knowledge of corporate management at the Company (including subsidiaries) and other companies, and is recognized as having insight / experience in Corporate Management.
Legal Risk Management	A person who is highly specialized in law and risk management. Or a person who is qualified as an attorney and is recognized as having insight / experience in law and compliance.
Finance, Accounting	A person who has expertise in finance and accounting. Or a person who is qualified as a certified public tax accountant or having experience as an analyst and is recognized as having insight / experience in finance and accounting.
Global	A person who has experience developing overseas businesses, has experience as an officer of an overseas subsidiary, or has experienced overseas assignment, and is recognized as having management insight / experience in a global environment.
Human Resource Development	A person who has expertise in personnel and labor and is recognized as having insight / experience on the appropriate allocation of employees, who are management resources, human resources development, diversity, working style, etc.
Credit Screening, Marketing	A person who has specialized knowledge and experience in “Credit screening,” the essence of finance, and is recognized as having insight / experience that will contribute to the maximization of profit by marketing based on data analysis.
IT, Digital, DX	A person who has specialized knowledge in the IT digital field, DX, and information systems, and is recognized as having insight / experience that will contribute to the maximization of profit by reforming new service provisions and business structures.
Diversity	A person who is recognized as having insight / experience that contributes to the innovation of the AIFUL Group through various backgrounds that are not bound by common sense and experience in the Company such as academic knowledge (as an attorney or a doctoral degree, etc.), important posts of government offices, gender, internationality, etc.

44

(Reference)

Standards of Independence for AIFUL Outside Officers

The Company designates all Outside Officers who meet the qualifications for independent director/auditor as such, and has determined the criteria for independence of Independent Outside Directors as follows:

1. If none of the following attributes applies, and if the person is someone for whom there is no constant risk of a substantial conflict of interest occurring for any other reasons, then the Company judges that the person is sufficiently independent from the Company.

(1)	A person who is an Executive Director, etc.*1 of the Company or any of its subsidiaries (hereinafter, “the Group”), and was an Executive Director, etc. of the Group during the ten (10) years prior to his or her appointment (however, with regard to a person who was a Non-executive Director*2 or Corporate Auditor at any point during the ten (10) years prior to appointment, this shall apply to the ten (10) years preceding his or her appointment to those positions)
(2)	A current major shareholder*3 of the Company, or if the major shareholder is a corporation, a person who is (or was) a Director, Corporate Auditor, accounting advisor, Executive Officer, manager, or other employee of the major shareholder, its parent company, or any significant subsidiary within the past five (5) years
(3)	A person who is a Director, Corporate Auditor, accounting advisor, Executive Officer, manager, or other employee of a company of which the Company is currently a major shareholder*3
(4)	A person for whom the Group is (or was) a major business partner*4, or the parent company or any significant subsidiary thereof, or if that party is a company, a person who is (or was) an Executive Director, Executive Officer, manager, or other employee of that company
(5)	A person who is (or was) a major business partner*4 of the Company, or the parent company or any significant subsidiary thereof, or if that party is a company, a person who is (or was) an Executive Director, Executive Officer, manager, or other employee of that company
(6)	A person who is a Director (limited to persons engaging in business execution) or other business executor (referring to an officer or employee who executes the business of the organization) of an organization (for example, a public interest incorporated foundation, public interest incorporated association, nonprofit corporation, etc.) that receives contributions or assistance exceeding a certain amount*5 from the Group
(7)	A person who is a Director, Corporate Auditor, accounting advisor, or Executive Officer of a company receiving a Director from the Group (regardless of whether he or she is full-time or part-time), or the parent company or any subsidiary thereof
(8)	A financial institution or other major creditor (hereinafter, “major creditor, etc.”) who is essential for the fundraising of the Company, and on whom the Company relies to a degree that they are irreplaceable, or a person who is (or was) a Director, Corporate Auditor, accounting advisor, Executive Officer, manager, or other employee at the major creditor, etc. within the past three (3) years, or the parent company or any significant subsidiary thereof
(9)	A person who is currently an employee or partner of the Accounting Auditor of the Group, or audit firm or tax accountancy corporation, or who was an employee or partner of the Accounting Auditor of the Group, or audit firm or tax accountancy corporation within the past three (3) years, and who actually oversaw the audit operations of the Group (however, this excludes supporting participation) (this includes persons who have retired from or left these positions)
(10)	A person who is an attorney, certified public accountant, certified public tax accountant or other consultant to whom the above item (9) does not apply, and who (a) has received money or other properties, excluding officer’s compensation, from the Group averaging 10 million yen or more per year over the past three (3) years, or (b) is an employee, partner, or associate of a firm for whom the Group is a major business partner (a firm that has received payment from the Group equivalent to 2% or more of the firm’s consolidated gross revenue as an average over the past three (3) fiscal years)
(11)	A person who is a close relative*6 of a person falling under any of the above categories (1) to (10).

2. Even if a person falls under any of the categories in the above item 1., if it is a person whom the Company believes is suitable as an Independent Director of the Company in light of his or her character, insight, etc., then the Company may make him or her an Independent Director of the Company, provided that he or she meets the criteria for Outside Directors set forth in the Companies Act, and that the Company provides an explanation to external parties of the reasons it is believed that he or she is suitable as an Independent Director of the Company.

45

*1	An “Executive Director, etc.” refers to an Executive Director, Executive Officer, manager, or other employee.
*2	A “non-executive director” refers to a Director who is not classified as an Executive Director.
*3	A “major shareholder” refers to a shareholder with a voting rights ownership ratio of 10% or more.
*4	A “major business partner” refers to a person that has received payment from the Group equivalent to 2% or more of that person’s annual consolidated revenue in the most recent fiscal year or in the three (3) fiscal years preceding the most recent fiscal year (a person for whom the Group is a major business partner), or a person who has made payment equivalent to 2% or more of annual gross revenue of the Company, in the most recent fiscal year or in the three (3) fiscal years preceding the most recent fiscal year (a major business partner of the Group).
*5	A “certain amount” refers to whichever is the larger of an average of 10 million yen per year over the past three (3) fiscal years, or 30% of the average total annual expenses of the organization.
*6	A “close relative” refers to a spouse or relative within the second degree of consanguinity; however, for item 1. (1), this shall apply to persons falling under this category within the past five (5) years.

46

(Appendix)

Business Report

(April 1, 2024 - March 31, 2025)

I.       Overview of the Company Group

1.       Business Progress and Results

In the non-bank industry surrounding the AIFUL Group, the number of new contracts in the personal loan business has continued to increase steadily against a backdrop of brisk capital needs, and the operating loan balance has continued to increase. In addition, interest repayment claims have been steadily decreasing, while the situation still requires some monitoring as it is easily affected by changes in the external environment.

Against this backdrop, the Group has set a 10-year long-term vision of “Transformation Toward an IT Company - Aiming to Become a Company that Lasts 100 Years -” and has formulated a three-year Medium-term Management Plan finishing in the fiscal year ending March 2027. With “Try Harder - Toward a New Stage of Growth -” as the theme of the Medium-term Management Plan, the Group has strived to improve the profit level of the entire Group through balance growth in its core businesses such as the loan business, credit guarantee business, and the credit business, as well as cost structure reforms. We are also promoting aggressive investment in M&A and businesses with high growth rates as we move toward a new stage of growth.

FPC Co., Ltd., a non-consolidated subsidiary to which the equity method was applied until the previous fiscal year, became a consolidated subsidiary from the beginning of the fiscal year under review due to an increase in its materiality.

In addition, in the fiscal year under review, the Company acquired shares of BitCash Inc. on June 28, 2024, to include the company in the scope of consolidation. The deemed acquisition date was June 30, 2024.

(Overview of the Results)

In the fiscal year under review, AIFUL Group’s operating revenue amounted to 189,054 million yen (up 15.9% year on year). The principal components were 106,590 million yen in interest on loans receivable (up 11.7% year on year), 22,891 million yen in revenue from the credit card business (up 5.9% year on year) and 21,526 million yen in revenue in the credit guarantee business (up 10.9% year on year).

Operating expenses amount to 163,751 million yen (up 15.3% year on year). The principal components were 9,512 million yen in financial expenses (up 31.3% year on year), 18,557 million yen in advertising expenses (up 4.3% year on year), and 56,904 million yen in provision for doubtful accounts (up 8.3% year on year).

Due to the increase in the number of consolidated subsidiaries, insurance revenue and commission income under operating revenue increased to 4,728 million yen and 3,127 million yen respectively, and insurance expenses under operating expenses increased to 3,582 million yen.

As a result of the above, AIFUL Group’s operating profit for the fiscal year under review was 25,302 million yen (up 20.1% year on year), and ordinary profit was 26,817 million yen (up 21.5% year on year). Profit attributable to owners of the parent was 22,516 million yen (up 3.2% year on year) as a result of posting extraordinary losses, including an impairment loss of 1,582 million yen due to a review of system development policy, bad debt write-offs of 498 million incurred as a result of phishing scams, and a provision of allowance for doubtful accounts of 366 million yen for loans to subsidiaries.

.

The results by business segment are as follows.

(AIFUL CORPORATION)

Loan business

In the loan business, in addition to effective and efficient advertising strategies using TV commercials and web advertising, the Company has continued its efforts to improve UI/UX and customer satisfaction, such as speedy responses to customer needs through in-house production in the digital field, including improvements to official websites, smartphone apps, and application forms.

As a result, in the fiscal year under review, the number of new contracts for unsecured personal loans was 325,000 (down 3.9% year on year) and the contract rate was 33.2% (down 2.7 points year on year).

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At the end of the fiscal year under review, unsecured personal loans outstanding were 597,976 million yen (up 9.0% year on year), secured loans outstanding were 1,385 million yen (down 24.5% year on year), unsecured small business loans outstanding were 14,860 million yen (up 18.7% year on year), and the total balance of operating loans in the loan segment was 614,222 million yen (up 9.1% year on year) (788 million yen in off-balance sheet operating loans from the securitization have been included).

Credit guarantee business

In the credit guarantee business, AIFUL has leveraged its know-how related to credit screening for individuals and small- and medium-sized enterprises as well as its unique strengths as an independent entity to increase the credit guarantee balance by promoting the diversification of credit guarantee products and increasing the number of guarantee partners.

As a result, in the credit guarantee business, loans outstanding for personal loan guarantee for the credit guarantee business at the end of the fiscal year under review was 195,024 million yen (up 20.2% year on year), and loans outstanding for business loan guarantee for the credit guarantee business was 69,552 million yen (up 23.8% year on year).

Of the credit guarantee for the business loans, 2 million yen comes from lease guarantees, and 904 million yen comes from guarantees provided to AG BUSINESS SUPPORT CORPORATION.

As a result of the above, in the fiscal year under review, AIFUL posted operating revenue of 109,927 million yen (up 5.8% year on year), operating profit of 20,391 million yen (down 16.2% year on year), ordinary profit of 23,996 million yen (down 11.6% year on year), and profit of 19,562 million yen (down 21.7% year on year).

(LIFECARD Co., Ltd.)

Credit business (credit card business)

In the credit business, LIFECARD has aimed to acquire new members and increase the number of active members through the issuance of new tie-up cards, the addition and improvement of application functions according to customer needs, expansion of courtesy services, development of newly acquired sales channels.

As a result of the above, the transaction volume for the fiscal year under review was 771,942 million yen (up 4.1% year on year), and the balance of installment receivables for the credit business at the end of the fiscal year under review was 115,491 million yen (up 3.4% year on year) (6,032 million yen in off-balance sheet operating loans from the securitization have been included).

Card Cashing

The total amount of loans outstanding at the end of the fiscal year under review in LIFECARD’s loan business was 21,766 million yen (down 4.1% year on year) (1,626 million yen in off-balance sheet operating loans from the 0securitization have been included).

Credit guarantee business

In the credit guarantee business, LIFECARD leveraged its know-how related to credit screening for individuals and small- and medium-sized enterprises, as well as its unique strengths as an independent entity, to increase the credit guarantee balance by promoting the diversification of credit guarantee products and increasing the number of guarantee partners.

As a result, loans outstanding for personal loan guarantee for the credit guarantee business at the end of the fiscal year under review was 27,070 million yen (down 3.4% year on year), and loans outstanding for business loan guarantee for the credit guarantee business was 1,856 million yen (up 21.0% year on year).

As a result of the above, LIFECARD Co., Ltd. recorded operating revenue of 38,471 million yen (up 2.1% year on year), operating profit of 563 million yen (down 31.0% year on year), ordinary profit of 682 million yen (down 28.0% year on year), and profit of 772 million yen (up 112.3% year on year).

(Other)

Eight consolidated subsidiaries (AIRA & AIFUL Public Company Limited, AG BUSINESS SUPPORT CORPORATION, AG Loan Services Corporation, AG Capital Co., Ltd., AG Payment Service, CO., LTD, AG Medical Corporation, FPC Co., Ltd., and BitCash Inc.), which are not included in reported segments for the fiscal year under review, posted operating revenue of 41,134 million yen (up 53.1% year on year), operating profit of 1,796 million yen (compared to operating loss of 1,716 million yen in the previous fiscal year), ordinary profit of 1,805 million yen (compared to ordinary loss of 1,686 million yen in the previous fiscal year), and profit of 1,834 million yen (compared to a loss of 2,377 million yen in the previous fiscal year).

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In addition, due to the increase in the number of consolidated subsidiaries, insurance revenue and commission income under operating revenue increased to 4,728 million yen and 3,127 million yen respectively, and insurance expenses under operating expenses increased to 3,582 million yen.

2.       Capital Investments

Capital investments by the AIFUL Group in the fiscal year under review (consolidated basis) totaled 25,760 million yen. The main items were, 303 million yen for facilities at the head office and other locations, 988 million yen for facilities at business offices, 4,011 million yen in systems investments to upgrade core systems, 414 million yen for upgrading web systems, and 308 million yen in credit-related investments. Main items were office equipment investments of 18,571 million yen for the acquisition of the Tokyo office as a base facility (LIFE CARD Ginza bldg.), 303 million yen for facilities at the head office and 988 million yen for facilities at business offices, and system investments of 4,011 million yen for updating core systems, 414 million yen for updating WEB system, and 308 million yen for credit card-related investments.

3.	Financing

The AIFUL Group requires funds for operating activities such as providing financing for customers and capital investments, and procures funds via borrowings from financial institutions, etc., and the issuance of bonds, etc.

The balance of short-term borrowings was 102,782 million yen (up 0.2% year on year), the balance of long-term debt was 576,834 million yen (up 19.6% year on year), the balance of corporate bonds was 110,000 million yen (up 37.5% year on year), and the balance of fund procurement was 789,617 million yen (up 18.8% year on year).

4.       Issues to be Addressed

Issues to be addressed as a priority in the implementation of the Group’s management policies and strategies are as follows:

(Restructuring of business portfolio)

AIFUL Group places importance on safety of management and is diversifying the Group’s finance business and business portfolio with a focus on the loan, credit and credit guarantee businesses. While maintaining the current growth of the loan business, we are further expanding the credit and credit guarantee businesses, and we are restructuring our business portfolio by creating new business areas through aggressive M&A in our efforts to enhance safety.

(Cost structure reforms)

Under the basic policies of the Medium-term Management Plan, the Group is promoting cost structure reforms by various initiatives, such as improving the productivity of the contact center division, promoting in-house production by in-house engineers, and closing unmanned branches. The goal of these efforts is to improve the ratio of operating expenses to operating revenue and adapt quickly to changes in the business environment.

(Securing IT human resources)

The Group has set a long-term vision of “Transformation Toward an IT Company - Aiming to Become a Company that Lasts 100 Years -” and is aiming to offer flexible responses to customers’ needs through in-house production of systems and UI/UX. Given the need to respond swiftly to changes in the business environment surrounding the Group, we will strive to secure IT personnel through M&A, targeting SES business companies, and active recruitment.

(Stabilization of financial base)

AIFUL Group’s main business is financial services, and we procure funds necessary for business expansion from external sources. Taking into account the rise in interest rates resulting from the change in the Bank of Japan’s monetary easing policy, from a safety perspective and to build a robust procurement base, we are diversifying our financing by conducting both indirect finance from financial institutions and direct finance such as corporate bonds.

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(Interest repayment claims)

The number of claims for repayment of interest due to the Supreme Court ruling in 2006 has decreased significantly for various reasons, including the fact that 18 years have passed since the ruling, which means that many of the claims for repayment have been longer valid due to the passage of the extinctive prescription period. While it is expected that the number of such claims will continue to decrease, the situation still requires some monitoring given its susceptibility to changes in the external environment.

5.       Trends in Assets and Income of the Corporate Group

Item	The 45th fiscal year ended (March 31, 2022)	The 46th fiscal year ended (March 31, 2023)	The 47th fiscal year ended (March 31, 2024)	The 48th fiscal year ended (Fiscal year under review) (March 31, 2025)
Loans to customers (millions of yen)	582,349	648,760	738,676	814,579
Number of customer accounts (accounts)	1,464,214	1,625,875	1,716,389	1,795,894
Operating revenue (millions of yen)	132,097	144,152	163,109	189,054
Ordinary profit (millions of yen)	12,265	24,428	22,067	26,817
Profit attributable to owners of parent (millions of yen)	12,334	22,343	21,818	22,516
Net income per share (yen)	25.50	46.19	45.10	46.91
Diluted net income per share (yen)	―	―	―	－
Total assets (millions of yen)	935,642	1,070,485	1,266,374	1,448,451
Net assets (millions of yen)	156,526	179,593	201,412	221,396
(Notes)	Off-balance sheet operating loans from the securitization of claims (34,891 million yen in the 45th fiscal year, 34,531 million yen in the 46th fiscal year, 29,539 million yen in the 47th fiscal year, and 29,585 million yen in the 48th fiscal year) have been included in the amount of loans to customers.

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6.       Significant Subsidiaries (as of March 31, 2025)

(1)	Significant Subsidiaries
Company name	Capital	The Company’s percentage of voting rights	Principal business
LIFECARD Co., Ltd.	100 million yen	100.00%	Credit and credit guarantee business
AG BUSINESS SUPPORT CORPORATION	110 million yen	100.00% (100.00%)	Small business loan operations
AG Loan Services Corporation	600 million yen	100.00%	Debt collection business
AG Capital Co., Ltd.	10 million yen	100.00%	Venture capital business
AG Payment Service, CO., LTD.	110 million yen	100.00%	Credit and deferred payment business
AIRA & AIFUL Public Company Limited	2,500 million Thai Baht	49.75%	Consumer finance business
AG MEDICAL CORPORATION	110 million yen	100.00% (100.00%)	Small business loan operations
FPC Co., Ltd.	263 million yen	100.00%	Small-amount, short-term insurance business
BitCash Inc.	450 million yen	100.00%	Electronic money business
(Notes)	1. The percentage of voting rights contained in parentheses is the percentage of shares held indirectly.
2.	Although the Company’s percentage of voting rights of AIRA & AIFUL Public Company Limited is 49.75%, it is included as a consolidated subsidiary under the control concept.
3.	FPC Co., Ltd., a non-consolidated subsidiary to which the equity method was applied until the previous fiscal year, became a consolidated subsidiary from the beginning of the fiscal year under review due to an increase in its materiality.

In addition, in the fiscal year under review, the Company acquired shares of BitCash Inc. on June 28, 2024, to include the company in the scope of consolidation.

(2)	Status of entities accounted for using equity method
Company name	Capital	The Company’s percentage of voting rights	Principal business
Anshin Guarantor Service Co., Ltd.	680 million yen	39.07% (2.18%)	Rent liabilities guarantee business
(Note)	The percentage of voting rights contained in parentheses is the percentage of shares held indirectly.

(3)	Status of specified wholly-owned subsidiaries

No relevant matters

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7.       Principal Business (as of March 31, 2025)

Segment		Principal business
Finance Business	Consumer finance business	Small amount, unsecured loan operations for consumers
	Small business loan operations	Loans for small business owners
	Credit business	Credit card shopping and installment sales businesses
	Credit guarantee business	Credit guarantee of loans provided by financial institutions, etc.
	Debt collection business	Management and collection of a full range of receivables and loans
	Deferred payment business	Deferred payment service for EC operators and customers
	Electronic money business	Issuance of prepaid electronic money / Electronic payment service using electronic money
Other	Venture capital business	Assessment, investment and support for venture companies
	Rent liabilities guarantee business	Institutional guarantee for rent liabilities in rental agreements
	Small-amount, short-term insurance business	Sale of pet insurance

8.       Principal Business Locations (as of March 31, 2025)

The Company	Head Office	Shimogyo-ku, Kyoto
	Tokyo Office	Minato-ku, Tokyo
	Contact Center Western Japan	Kusatsu, Shiga
LIFECARD Co., Ltd.	Head Office	Aoba-ku, Yokohama
	Tokyo Office	Minato-ku, Tokyo

9.       Employees (as of March 31, 2025)

(1)	State of the Group
Number of employees	Increase (decrease) from previous fiscal year-end
2,738 (1,305)	Increase of 268 [increase of 59]
(Notes)	1. The number of employees is the number of full-time employees.

2. The number of employees does not include 1,305 temporary employees shown in parentheses.

(2)	State of the Company
Number of employees	Increase (decrease) from previous fiscal year-end	Average age	Average years of service
1,265	Increase of 36	38.46 years old	12 years and 6 months
(Note)	The number of employees does not include seconded or temporary employees.

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10.       Major creditors (as of March 31, 2025)

(1)	Major creditors of the Corporate Group
Creditor	Amount of borrowings (In millions of yen)
Sumitomo Mitsui Trust Bank Limited	146,228
Aoyama Capital Co., Ltd	52,590
Aozora Bank, Ltd.	47,422
SBI Shinsei Bank, Ltd.	46,845
Mizuho Bank, Ltd.	38,392
(Note)	1.	Loan from Mizuho Bank, Ltd. includes some of the syndicated loans made with Mizuho Bank, Ltd. as manager.
2.	Syndicated loans for which Mizuho Bank, Ltd. is the manager are as follows:

Syndicated loan (6,000 million yen) from 2 financial institutions

3.	In addition to the above, funding of 105,636 million yen was procured through securitization of claims.

(2)	Major creditors of the Company
Creditor	Amount of borrowings (In millions of yen)
Sumitomo Mitsui Trust Bank Limited	141,463
Aozora Bank, Ltd.	47,422
SBI Shinsei Bank, Ltd.	46,845
Mizuho Bank, Ltd.	37,000
Kiraboshi Bank, Ltd.	29,180
(Note)	1.	Loan from Mizuho Bank, Ltd. includes some of the syndicated loans made with Mizuho Bank, Ltd. as manager.
2.	Syndicated loans for which Mizuho Bank, Ltd. is the manager are as follows:

Syndicated loans (6,000 million yen) from 2 financial institutions

3.	In addition to the above, funding of 105,636 million yen was procured through securitization of claims.

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II. Status of the Company

1.       Status of Shares (as of March 31, 2025)

(1) Total number of shares authorized to be issued     Common stock       1,136,280,000 shares

(2) Total number of issued shares                                                              484,620,136 shares

(including 5,789,904 shares of treasury stock)

(3) Number of shareholders                                                                              19,810 persons

(4) Major shareholders (top ten)

Shareholder name	Number of shares	Shareholding ratio
	thousand shares	%
AMG Co., Ltd.	94,814	19.80
Mitsuhide Fukuda	62,220	12.99
The Master Trust Bank of Japan, Ltd. (trust account)	42,944	8.97
Marutaka Co., Ltd.	24,543	5.13
JP MORGAN CHASE BANK 385632	20,852	4.35
MSIP CLIENT SECURITIES	14,759	3.08
Custody Bank of Japan, Ltd. (trust account)	10,865	2.27
MSCO CUSTOMER SECURITIES	6,896	1.44
MLI FOR CLIENT GENERAL OMNI NON COLLATERAL NON TREATY-PB	6,024	1.26
BOFAS INC SEGREGATION ACCOUNT	5,154	1.08
(Note)	The Company’s treasury stock was excluded in the calculation of the shareholding ratio.

2.       Status of Stock Acquisition Rights, etc.

(1) Stock acquisition rights issued and outstanding held by Directors (as of March 31, 2025)

No relevant matters

(2) Status of stock acquisition rights issued during the fiscal year under review

No relevant matters

(3) Other important matters concerning stock acquisition rights, etc.

No relevant matters

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3.       Company Officers

(1)	Name, etc. of Directors (as of March 31, 2025)

Position	Name	Responsibilities and significant concurrent positions
President and Representative Director	Mitsuhide Fukuda	Chief Executive Officer, Chairperson of the Risk Management Committee, in charge of the Internal Auditing Department Chairman and Representative Director of LIFECARD Co., Ltd.
Chairman and Representative Director	Yoshitaka Fukuda
Representative Director	Masayuki Sato

Senior Managing Executive Officer, Senior General Manager of the Loan Business Division, Senior General Manager of the Credit Management Division, in charge of Data Analytics Department

Director of Anshin Guarantor Service Co., Ltd.

Director	Akira Kamiyo	Senior Managing Executive Officer, Chairperson of the Compliance Committee, Senior General Manager of the Management Planning Division, in charge of the Personnel Department, the Group Communications Department, the Legal Department, the Corporate Risk Management Department and the Credit Assessment Department
Director	Keiji Masui

Senior Managing Executive Officer, Senior General Manager of the Guarantee Business Division, Senior General Manager of the Corporate Sales Division

Representative Director and Chief Executive Officer of LIFECARD Co., Ltd.

Chairman and Representative Director of BitCash Inc.

Director (Standing Audit and Supervisory Committee Member)	Hitoshi Shimura	Corporate Auditor of LIFECARD Co., Ltd.
Director (Standing Audit and Supervisory Committee Member)	Keiichiro Okawa	Corporate Auditor of LIFECARD Co., Ltd. Corporate Auditor of BitCash Inc. Director of Anshin Guarantor Service Co., Ltd.
Director (Audit and Supervisory Committee Member)	Haruichi Suzuki	Director and Attorney-at-law of UEMATSU/SUZUKI Law Office Outside Director (Audit and Supervisory Committee Member) of KYOTO TOOL CO., LTD.
Director (Audit and Supervisory Committee Member)	Shinichiro Maeda	Professor of Faculty of Economics, Kyushu University
(Notes)	1.	Of the Directors who are Audit and Supervisory Committee Members, Messrs. Hitoshi Shimura, Haruichi Suzuki and Shinichiro Maeda are Outside Directors stipulated in the Article 2, Paragraph 15 of the Companies Act. The Company has designated the above three persons as independent director under the provisions of the Tokyo Stock Exchange, and has registered them at the aforementioned Exchange.
2.	Mr. Hitoshi Shimura, a Director who is an Audit and Supervisory Committee Member, has experience in various areas such as the Ministry of Finance and the Financial Services Agency for many years, Mr. Keiichiro Okawa has operating experience gained in the Finance Department of the Company, and Mr. Shinichiro Maeda has experience gained as a securities analyst. All have considerable financial and accounting knowledge.
3.	No material conflict of interest exists between UEMATSU/SUZUKI Law Office and the Company.

55

4.	No material conflict of interest exists between KYOTO TOOL CO., LTD. and the Company.
5.	No material conflict of interest exists between Kyushu University and the Company.
6.	Mr. Hitoshi Shimura and Mr. Keiichiro Okawa have been selected as standing Audit and Supervisory Committee Members in light of their work in developing an effective environment for auditing, etc. and collection of internal information.
7.	Significant changes in Directors’ duties and concurrent positions from the day after the end of the fiscal year under review are as follows.

Name	Responsibilities and significant concurrent positions	Date of change
Keiji Masui

Vice President and Representative Director, Executive Officer, Senior General Manager of the Guarantee Business Division, Senior General Manager of the Corporate Sales Division

Representative Director and Chief Executive Officer of LIFECARD Co., Ltd.

Chairman and Representative Director of BitCash Inc.

April 1, 2025
Masayuki Sato	Vice Chairman and Director, Executive Officer, Senior General Manager of the Loan Business Division, Senior General Manager of the Credit Management Division, in charge of the Group Data Analytics Department 1	April 1, 2025
Akira Kamiyo	Vice President and Director, Executive Officer, Chairperson of the Compliance Committee, Senior General Manager of the Management Planning Division, in charge of the Personnel Department, the Group Communications Department, the Legal Department, the Corporate Risk Management Department and the Credit Assessment Department	April 1, 2025

(2)	Summary of the Agreement on limitation of liabilities

The Company has concluded an agreement on limitation of liability with Mr. Hitoshi Shimura, Mr. Haruichi Suzuki and Mr. Shinichiro Maeda, Outside Directors who are Audit and Supervisory Committee Members, based on Article 28, Paragraph 2 of the Articles of Incorporation of the Company. The agreement prescribes that if an Outside Director is liable for damages arising in the Company due to negligence of duties, as per Article 423, Paragraph 1 of the Companies Act, the liability of the Outside Director shall be limited to the minimum amount of liability prescribed in Article 425, Paragraph 1 of the Companies Act, if said Outside Director acted in good faith and without gross negligence in performing his duties.

(3)	Summary of the Directors and Officers liability insurance contract

The Company has concluded a directors and officers liability insurance contract that insures Directors and Executive Officers with an insurance company.

The insurance covers damages that may arise when the insured assumes liability for the execution of his or her duties or receives a claim related to the pursuit of such liability. However, there are certain exemptions, such as in case of actions taken with the knowledge that such actions are in violation of laws and regulations.

The Company bears the entire premium for all the insured.

(4)	Remuneration and other payments to Directors

[Decision policy of remuneration and other payments to each Director]

1)	Basic Policy

The Company has established a policy on the determination of the amount of officers’ remuneration and its calculation method. The policy is to ensure that remuneration for Directors, etc. will act not merely as remuneration for the fulfillment of their duties but also effectively as an incentive for medium- and long-term improvement in corporate financial results and corporate value, on the basis of its management philosophy of Earn the trust of society through corporate activity based in integrity.

Specifically, remuneration and other payments of Directors (excluding Directors who are Audit and Supervisory Committee Members and Outside Directors) shall consist of base remuneration as fixed remuneration, Non-monetary remuneration, etc., as the performance-linked remuneration (Restricted Stock Compensation). Remuneration and other payments of Outside Directors and Directors who are Audit and Supervisory Committee Members shall consist of only base remuneration as fixed remuneration in consideration of their independence.

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The Board of Directors and the Audit and Supervisory Committee have the authority to decide the policy for determining the amount of officers’ remuneration and its calculation method. The policy is decided in view of the business environment and business performance, the remuneration structure and level are reviewed as needed, and the allocation of remuneration among the Directors is decided according to the magnitude of each post as well as the content and responsibilities of the entrusted work and the duties of each person.

In addition, at the 38th Annual General Meeting of Shareholders held on June 23, 2015, the amount of remuneration and other payments paid to Directors (excluding Directors who are Audit and Supervisory Committee Members) was approved at an annual amount not to exceed 500 million yen (salaries paid to employees of directors serving concurrently as employees are not included). The number of Directors (excluding Directors who are Audit and Supervisory Committee Members) was eight when the proposal was resolved. Furthermore, at the 45th Annual General Meeting of Shareholders held on June 21, 2022, within the scope of the above compensation limits, the total amount of monetary claims as Restricted Stock to be paid to Directors (excluding Directors who are Audit and Supervisory Committee Members, Outside Directors, and non-residents of Japan) shall be not more than 50 million yen per annum (salaries for employees paid to directors serving concurrently as employees are not included), and the total number of shares of common stock issued or disposed of by the Company shall be not more than 333 thousand shares per annum. The number of Directors (excluding Directors who are Audit and Supervisory Committee Members, Outside Directors, and non-residents of Japan) was five when the proposal was resolved.

In addition, at the 38th Annual General Meeting of Shareholders held on June 23, 2015, the amount of remuneration and other payments paid to Directors who are Audit and Supervisory Committee Members was approved at an annual amount not to exceed 80 million yen. The number of Directors who are Audit and Supervisory Committee Members was three when the proposal was resolved.

2)	Policy regarding determination of the amount of base remuneration (monetary remuneration) for each Director

Base remuneration (fixed amount) for Directors (excluding Directors who are Audit and Supervisory Committee Members) of the Company is fixed remuneration on a monthly basis, and a remuneration table is determined for each remuneration rank. The base remuneration is based on the remuneration rank, which is based on a certain standard established for each position.

3)	Policy regarding the contents, amounts, and calculation methods of Non-monetary remuneration, etc. as performance-linked remuneration, etc.

The performance-linked remuneration is intended to boost the motivation to increase the share price and the financial results, as well as to expand corporate value. Indicators for the performance-linked remuneration (variable amount) are calculated by multiplying the standard amount for the remuneration rank by a factor based on the appraisal of each Director and a factor based on the corporate financial results. The remuneration is paid at a certain time every year. To reflect the results of the division that each Director is in charge of, the factor based on the appraisal of each Director and the factor based on the corporate financial results are determined based on the business environment, as well as other key indicators which include operating indicators, such as operating assets and the status of loan collection for each business that the Director is in charge of, and management indicators, such as operating revenue, ordinary profit, and ROA. For each Director, performance against the goal of the division that the Director is in charge of is evaluated, and the amount of the performance-linked remuneration is determined, as stated above, after adequate deliberations and response by the Personnel Committee that decides the treatment of Directors (established to ensure fairness and transparency of evaluation, comprised of Directors nominated by the President and Representative Director).

The major management indicators in the consolidated fiscal year under review are as follows. As for the operating results, please see “I. Overview of the Company Group 1. Business Progress and Results” in the Business Report in this notice of convocation.

Operating revenue	Operating expenses	Operating profit	Ordinary profit	ROA
189,054 million yen	163,751 million yen	25,302 million yen	26,817 million yen	2.0%

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The Company heightens the link between the performance and the share price by paying the performance-linked remuneration as Non-monetary remuneration (Restricted Stock Compensation), etc. Specifically, the Company provides Restricted Stock to Eligible Directors by the method in which monetary remuneration paid as performance-linked remuneration determined by the above process shall be contributed in kind within the upper limit on remuneration determined by a resolution of the General Meeting of Shareholders. The transfer restriction period shall be the period from the date of receipt of the allotment to the date on which the Eligible Director retires from the position of either Director or Executive Officer of the Company”.

4)	Policy regarding determination of the ratio of the “amount of monetary remuneration” and “amount of performance-linked remuneration (Non-monetary remuneration, etc.),” to the total remuneration, etc. for each Director

The Personnel Committee reviews the remuneration rate for Directors of the Company based on the remuneration standards benchmarked to our competitors having the same operational scale, industry, and business formats as the Company. The President and Representative Director, entrusted according to 5, determines remuneration for individual Directors along with the response from the Personnel Committee.

5)	Policy regarding decisions concerning remuneration for each Director

The President and Representative Director, and Chief Executive Officer Mitsuhide Fukuda will be entrusted by the Board of Directors to decide the specific content of remuneration for individual Directors. The content of its authority includes evaluations of the distribution of performance-linked remuneration based on the amount of base remuneration for each Director and the performance of businesses that the Director is in charge of. The Company entrusts these authorities to the President and Representative Director, and Chief Executive Officer because it believes that the President and Representative Director, and Chief Executive Officer understands the performance of each Director’s business and so is qualified to make evaluations in line with their duties.

To ensure that the President and Representative Director will exercise the authority properly, the Board of Directors consults with the Personnel Committee to receive a response to a draft of the amount of the performance-linked remuneration and also seeks opinions from the Audit and Supervisory Committee. The President and Representative Director entrusted as stated above shall decide the specific amounts of remuneration in line with the said response and opinions.

6)	Reason why the Board of Directors judged the remuneration, etc. for each Director is in line with the decision policy

The Board of Directors judged that the remuneration, etc. for each Director in the fiscal year under review is in line with the decision policy, based on the result that the decision method and content of remuneration, etc. for each Director follow the policy resolved at the Board of Directors’ meeting, and the response and opinions of the Personnel Committee and the Audit and Supervisory Committee.

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[Remuneration, etc. for Directors]

Position	Total payment of remuneration, etc. (In millions of yen)	Total amount of each type of remuneration, etc. (In millions of yen)			Number of Eligible Directors
		Base remuneration	Performance-linked remuneration	Non-monetary remuneration, etc.
Directors (excluding Directors who are Audit and Supervisory Committee Members)	212	190	―	22	5
Directors who are Audit and Supervisory Committee Members (Of which, Outside Directors)	47 (29)	47 (29)	―	―	4 (3)
Total	259	237	―	22	9
(Notes)	1.	As of the end of the fiscal year under review, the number of Directors (excluding Directors who are Audit and Supervisory Committee Members) is five and the number of Directors who are Audit and Supervisory Committee Members is four (including three Outside Directors).
2.	In addition to the above, a total of 16 million yen in remuneration has been paid to the five Directors who served concurrently as Directors of the Company’s subsidiaries in the consolidated fiscal year under review.
3.	The total amount of consolidated remuneration for each Director of the Company is not included as there are no persons whose total amount of consolidated remuneration is 100 million yen or more.

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(5)	Outside Officers

Main activities and roles during the fiscal year

Name	Attendance at the Board of Directors’ meetings, etc.	Main activities and roles
Hitoshi Shimura	The Board of Directors’ meetings: 100% (31 attended/31 held) The Audit and Supervisory Committee: 100% (14 attended/14 held)	Mr. Shimura actively participates in important meetings such as the meetings of the Board of Directors, the Compliance Committee, and the Risk Management Committee, and provides advice from a fair and neutral standpoint by utilizing considerable financial and accounting knowledge cultivated through his experience in various areas such as the Ministry of Finance and the Financial Services Agency for many years. He also gives opinions regarding the decision-making process of nomination and remuneration for Directors based on the evaluation of the execution of their duties.
Haruichi Suzuki	The Board of Directors’ meetings: 94% (29 attended/31 held) The Audit and Supervisory Committee: 100% (14 attended/14 held)	Mr. Suzuki actively participates in important meetings such as the meetings of the Board of Directors, the Compliance Committee, and the Risk Management Committee, and provides advice from a fair and neutral standpoint by utilizing his wealth of experience and broad insight as an attorney. He also gives opinions regarding the decision-making process of nomination and remuneration for Directors based on the evaluation of the execution of their duties.
Shinichiro Maeda	The Board of Directors’ meetings: 100% (31 attended/31 held) The Audit and Supervisory Committee: 100% (14 attended/14 held)	Mr. Maeda actively participates in important meetings such as the meetings of the Board of Directors, the Compliance Committee, and the Risk Management Committee, and provides advice from a fair and neutral standpoint by utilizing his wealth of experience and broad insight as faculty of universities. He also gives opinions regarding the decision-making process of nomination and remuneration for Directors and Executive Officers based on the evaluation of the execution of their duties.

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4.	Accounting Auditor

(1)       Accounting Auditor’s Name

Deloitte Touche Tohmatsu LLC

(2)       Accounting Auditor’s Remuneration, etc. for the Fiscal Year Ended March 31, 2025

Amounts of Remuneration, etc. (In millions of yen)
Accounting Auditor’s Remuneration, etc. for the Fiscal Year Ended March 31, 2025	84
Cash and other profits payable by the Company or its subsidiaries to Accounting Auditor	147
(Notes)	1.	EY Office Limited serves as Accounting Auditor for AIRA & AIFUL Public Company Limited, one of the Company’s subsidiaries.
2.	Hibiki Audit Corporation serves as Accounting Auditor for AG Loan Services Corporation, one of the Company’s subsidiaries.
3.	The audit engagement agreement between the Company and the Accounting Auditor does not distinguish between remuneration and other fees for audits performed pursuant to the Companies Act and remuneration and other fees for audits performed pursuant to the Financial Instruments and Exchange Act, and since it is impossible to make such a distinction, the Remuneration, etc. for the fiscal year ended March 31, 2025 is the total figure for both audits.
4.	The Company pays compensation (9 million yen) to the Accounting Auditor for the preparation of comfort letters concerning bond issues, which is outside the scope of services stipulated in Article 2, Paragraph 1 of the Certified Public Accountants Act.

(3)	Policy Regarding Determination of Dismissal or Non-reappointment of Accounting Auditor

In the event that the Accounting Auditor is deemed to fall under any of the grounds set forth in the provisions of Article 340, Paragraph 1 of the Companies Act, the Audit and Supervisory Committee, after consultation by the Committee, shall terminate the appointment of the Accounting Auditor subject to the unanimous consent of the Audit and Supervisory Committee Members. In such case, the Audit and Supervisory Committee Members selected by said Committee shall report the purpose and reason for termination of the appointment of the Accounting Auditor at the first regular General Meeting of Shareholders convened after such termination.

In the event that reasonable circumstances arise that are deemed to hinder the due performance of duties by the Accounting Auditor, a proposal for dismissal or non-reappointment of the Accounting Auditor shall be submitted to the General Meeting of Shareholders based on the decisions of the Audit and Supervisory Committee.

(4)	Reason for agreement of the Audit and Supervisory Committee to the Accounting Auditor’s remuneration, etc.

The Audit and Supervisory Committee received necessary reports from the Directors, relevant internal offices and the Accounting Auditor and discussed the audit plan, the performance of duties of the Accounting Auditor in the previous fiscal year, and bases for calculation and other factors of the estimate for remuneration. As a result, the Audit and Supervisory Committee has determined that the amount of remuneration, etc. is appropriate and given consent as provided by Article 399 of the Companies Act.

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5.	Company’s Systems and Policies

(1)	System to Ensure Proper Execution of Business

Based on the above systems, the following resolutions were passed by the Board of Directors

Basic Views on Overall Internal Control

The AIFUL Group understands that a key objective of corporate governance is to achieve corporate management with transparency, impartiality and efficiency by conducting corporate activities premised on compliance in accordance with our management philosophy of Earn the trust of society through corporate activity based in integrity to contribute to the development of the economy and society and thereby to gain the trust of society.

With the aim of steadily realizing the principle and objectives by taking into account all the circumstances surrounding the AIFUL Group, including the market environment, economic trends, the revision of related laws and regulations and other business environments, the Company establishes a basic policy for the development of an internal control system as follows.

Moreover, the Board of Directors shall review the basic policy in an appropriate manner in accordance with changes in the business environment and other factors, and shall make continual efforts to maintain and improve the effectiveness of the basic policy.

1)	Structure to ensure that the Company’s directors and employees and the directors and employees of the Company’s subsidiaries execute their duties in compliance with laws and regulations and the Articles of Incorporation
・	With the aim of developing a corporate culture in which business activities are carried out in compliance with laws and regulations and the Articles of Incorporation and with a sense of ethics, by establishing management principles, action guidelines, internal rules and other regulations related to compliance, develop a structure in which the compliance status of each director and division and the appropriateness of the execution of duties are audited and supervised in an appropriate manner in accordance with the relevant internal rules and other regulations.
・	The Compliance Committee has been established for the purposes of building a compliance structure and preventing the violation of laws and ordinances. The Executive Officer in charge of the Corporate Risk Management Department acts as its head, and its other members consist mainly of outside specialists. Its meetings are organized regularly in order to implement the necessary remedial measures and actions for raising awareness throughout the company. The Compliance Committee delivers reports on the circumstances to the Board of Directors as appropriate.
・	By establishing a Group Compliance Committee, establish an integrated compliance structure (including lectures and training) with the common understanding of AIFUL Group.
・	To carry out internal audits on the practice status of compliance and the appropriateness of the operations of the AIFUL Group, develop a structure in which the results of internal audits are reported in an appropriate manner to the Board of Directors and the Audit and Supervisory Committee by establishing an internal auditing department. Moreover, the Company’s Internal Auditing Department shall carry out internal audits on companies in the AIFUL Group when necessary.
・	Develop a structure where if the violation of laws and regulations, the Articles of Incorporation and internal rules or other important facts are identified, or if such a situation is potentially taking place, reports are immediately made to the Audit and Supervisory Committee and reports are also made to the Board of Directors without delay.
・	Ensure the effectiveness of the whistle-blower system pursuant to the Whistle-Blower Protection Act by establishing various hotlines as a desk for supporting whistle-blowing and consulting in relation to the violation of laws and regulations and the Articles of Incorporation of the AIFUL Group and other activities, and by developing internal rules.
・	To prevent damage from antisocial forces that impair the order and safety of society, develop a structure in which any relationship with antisocial forces is intercepted and unreasonable demands are rejected and dealt with in a firm manner.
・	Establish a system to prevent the use of financial services provided by the AIFUL Group for financial crimes such as money laundering and financing of terrorism.

2)	Structure related to the maintenance and management of information regarding the execution of duties of the Company’s directors

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・	Develop a structure in which documents related to the execution of duties of the directors and the related documents (including electromagnetic records) and other various information containing trade secrets and personal information are managed and maintained in the designated location for the designated maintenance period by establishing a range of internal rules related to security and management and maintenance, and by limiting the persons who handle such documents and information in accordance with the classification of secrets and other matters.
・	To ensure the appropriateness of the management and maintenance of various information, develop and obtain confidentiality pledges from the directors and employees on a regular basis, and develop a structure in which the Internal Auditing Department carries out monitoring on a regular basis.

3)	Rules and other structures related to the management of risks of losses for the Company and its subsidiaries
・	To understand all the risks that threaten sustainable corporate development and establish a total risk management structure for the AIFUL Group, establish a Risk Management Committee as an organization under the direct control of the Board of Directors.
・	Develop a structure in which the Risk Management Committee continually understands risks by regularly obtaining reports about risk information from each company in the AIFUL Group, and in which it carries out appropriate risk management with the cooperation of the related departments.
・	Develop a structure in which measures at the time of the occurrence of emergency events are able to be taken promptly and appropriately by establishing measures in accordance with the types of risks, such as large-scale natural disasters and failures of core IT systems.

4)	Structure to ensure the efficient execution of duties of the directors of the Company, the directors of the Company’s subsidiaries and other parties
・	Finalize a medium-term management plan and a management plan for each fiscal year and confirm the progress of such plans at meetings of the Board of Directors on a regular basis (monthly, quarterly, semiannually and annually).
・	To ensure the efficiency and appropriateness of the Board of Directors, stipulate internal rules related to the operation of the Board of Directors.
・	Ensure the efficiency of the Directors in executing their duties by introducing an executive officer system and clarifying the scope of their responsibilities and decision-making procedures.
・	Establish departments overseeing the management of the Company’s subsidiaries, and develop a structure in which the relevant departments hold discussions about certain important matters, exchange information and carry out other matters with the Company’s subsidiaries, which will contribute to the appropriate and efficient management of the Company’s subsidiaries and the AIFUL Group as a whole.

5)	Structure related to the matters of reports to the Company on the execution of duties of the directors, etc. of the Company’s subsidiaries
・	By holding meetings of the officers and managers of the AIFUL Group on a regular basis, seek to exchange information and share management plans and basic policies for important measures related to the overall AIFUL Group. The Company shall request that each subsidiary make reports to the Company on the situation of the execution of duties, the financial situation and other matters on a regular basis.
・	By setting out internal rules that clarify the authority, responsibilities and other matters related to the decision making of each company in the AIFUL Group, develop a structure in which applications for approval and reports on the decision making of important management matters and other matters are made to the Company.

6)	Structure to ensure the appropriate operations of the corporate group comprised of the Company and its subsidiaries
・	To ensure that the unified basic concept of corporate ethics is common knowledge in the AIFUL Group, stipulate and fully comply with the management principles and other codes of conduct related to compliance that are commonly shared in the AIFUL Group. Moreover, to carry out operational management that is unified throughout the AIFUL Group, establish internal rules that govern the group.

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7)	Matters related to the directors and employees who are expected to support the duties of the Audit and Supervisory Committee, matters related to the independence of the relevant directors and employees from other directors (excluding those directors who are members of the Audit and Supervisory Committee), and matters related to ensuring the effectiveness of the instructions of the Audit and Supervisory Committee with regard to the directors and employees
・	Establish an Auditor’s office as an organization as the exclusive body for supporting the duties of the Audit and Supervisory Committee and, to ensure the independence and effectiveness of the office, stipulate provisions in the internal rules whereby, in carrying out their duties, the employees who belong to the Audit and Supervisory Committee (the “Supporting Employees”) shall not follow instructions or orders from the directors (excluding those who are members of the Audit and Supervisory Committee), and the agreement of the Audit and Supervisory Committee shall be obtained when determining the personnel evaluations, personnel transfers and penalty measures of the Supporting Employees.
・	To ensure the appropriate implementation of the duties of the Audit and Supervisory Committee, develop a structure in which the Internal Auditing Department carries out supporting operations in accordance with requests made by the Audit and Supervisory Committee.

8)	A structure in which the directors (excluding those who are Audit and Supervisory Committee members) and employees of the Company and the directors, employees and auditors of the Company’s subsidiaries make reports to the Company’s Audit and Supervisory Committee, a structure in which other matters are reported to the Company’s Audit and Supervisory Committee, and a structure that ensures that persons who make reports to the Company’s Audit and Supervisory Committee do not receive disadvantageous treatment as a result of making such reports
・	To seek to achieve close information sharing between the Audit and Supervisory Committee and the directors (excluding those who are members of the Audit and Supervisory Committee) and employees of the Company and the directors, employees and auditors of the Company’s subsidiaries, develop a structure in which the directors who are members of the Company’s Audit and Supervisory Committee are able to participate and express their views in the meetings of the Board of Directors and other various meetings and, when necessary, upon the receipt of requests for explanations, the directors (excluding those who are members of the Audit and Supervisory Committee) and employees of the Company and the directors, employees and auditors of the Company’s subsidiaries are able to respond appropriately.
・	Develop a structure in which, if the directors (excluding those who are Audit and Supervisory Committee members) and employees of the Company and the directors, employees and auditors of the Company’s subsidiaries identify violations of the Articles of Incorporation and the internal rules and other important facts, or if they consider that there are possibilities of the occurrence of such violations or facts, they immediately report the matters to the Company’s Audit and Supervisory Committee, or the departments that receive such reports make reports to the Company’s Audit and Supervisory Committee.
・	Develop a structure in which the situation of internal control and accounting standards related to financial reports, the situation of the activities of the Internal Auditing Department, the situation of the activities of auditors of the Company’s subsidiaries and other matters are reported to the Audit and Supervisory Committee where necessary.
・	Develop a structure in which the Company’s Audit and Supervisory Committee is able to examine, where necessary, sanction requests, reports and other documents that are submitted by each department to the departments in charge.
・	The directors (excluding those who are Audit and Supervisory Committee members) and employees of the Company and the directors, employees and auditors of the Company’s subsidiaries may report directly to the Audit and Supervisory Committee, and the prohibition on treating parties disadvantageously on the grounds of making such reports shall be stated in the internal rules and other regulations.

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9)	Structure to ensure that the Company’s Audit and Supervisory Committee effectively audits the procedures for advance payments or the reimbursement of expenses incurred in the execution of duties of the directors who are Audit and Supervisory Committee members, expenses incurred in relation to the execution of other duties, matters related to policies on the disposal of debts and other matters
・	Develop a structure in which the Audit and Supervisory Committee receives reports and explanations on accounting audits from the accounting auditors, and the committee interviews the status of auditing where necessary.
・	By ensuring the structure for cooperation between the Internal Auditing Department and the Audit and Supervisory Committee, seek to establish an effective auditing structure to check and promptly identify unjust and unfair activities.
・	Develop a structure in which the directors and employees respond promptly and appropriately in cases where the Audit and Supervisory Committee requests explanation or reports regarding operations.
・	The Company shall be responsible for expenses incurred by the Audit and Supervisory Committee in executing its duties, such as the use of external specialists, including lawyers.
・	If the Audit and Supervisory Committee makes requests to the Company for advance payments for expenses and other matters in relation to the execution of its duties based on the Article 399-2, Paragraph 4 of the Companies Act, the Company shall promptly pay the relevant expenses or debts, except in cases where the relevant expenses or debts are not necessary for the execution of the duties of the directors who are Audit and Supervisory Committee members.

(2)	Summary of the operational status of frameworks to ensure appropriate operations
1)	Compliance structure
・	The Compliance Committee was held 4 times, and compiled a compliance program, engaged in awareness-raising, management and validation activities, and reported on the status of operations to the Board of Directors as necessary.
The Group Compliance Committee was held 4 times, and produced progress reports as well as shared information.
・	The Internal Auditing Department performed audits of each division of the Group, reported the results to the Board of Directors and Audit and Supervisory Committee, and made proposals on improvement measures as necessary.
・	The Company formulated reporting rules in the event of discovery, etc. of violations of laws and regulations, the Articles of Incorporation and internal rules and other major issues. It also established an internal whistle-blowing system, drawn up and publicized rules that prohibit actions prejudicial to the interests of whistle-blowers, and has taken measures for prevention and early detection of incidents.
・	The Company formulated and made public basic policy relating to exclusion of antisocial forces, as well as carried out prior review and post-event verification of business partners including customers.
・	The Company conducts monitoring to detect suspicious transactions in order to prevent the use of financial services provided by the AIFUL Group for financial crimes such as money laundering and financing of terrorism.

2)	Storage and management of information
・	Operations followed internal rules relating to the security, management and storage of a variety of information, and the Internal Auditing Department carried out regular audits to verify their appropriateness.

3)	Risk management system
・	The Risk Management Committee was held 4 times, and managed risk information within the Group. In light of recent changes in business conditions, the Company is carrying out an overall re-examination of risks.
・	It prepares a contingency plan and written procedures, etc. for emergency situations, carries out and continuously updates them by carrying out trainings for disaster-response and cyber security, and takes measures to maintain and ensure their practical effectiveness.

4)	System for ensuring effective performance of duties

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・	Internal rules governing Board of Directors’ meetings are laid down and implemented to ensure the efficiency and appropriateness of Board of Directors. Amendments are made as deemed appropriate. Through the introduction of the executive officer system, the Company is striving to improve efficiency of decision-making by separating the function of monitoring and execution of duties. The Board of Directors decides on the medium-term management plan and business plans for individual fiscal years, and confirms and manages progress on a regular basis at a monthly briefing meeting.

5)	Group management framework
・	The AIFUL Group has compiled a shared management philosophy and compliance action guidelines, along with internal regulations for the whole Group. At the same time, it carries out deliberations and exchange of information, etc., about certain important matters, with the Operations Management Department as the managing division for Group subsidiaries in Japan and the Overseas Business Department as the managing division for overseas subsidiaries.
・	AIFUL Group-wide meetings and regular meetings are held, and Group-wide business plans and basic policies underpinning important measures are shared. In addition, approval applications, etc. are received regarding decisions on important matters, and reports are received on other performance of duties and financial position.

6)   Audit system

・	Audit and Supervisory Committee Members attend Board of Directors’ meetings, Management Committee and other important meetings and receive reports on the execution of duties from Directors and executive officers, etc., and monitors the process and content of decision-making.
・	Audit and Supervisory Committee Members hold regular meetings with the representative director, Internal Auditing Department, Accounting Department, Corporate Risk Management Department and Overseas Business Department and are briefed on the status of execution of duties.
・	As an office to assist the duties of Audit and Supervisory Committee Members, the Office of Audit and Supervisory Committee Members, independent from direction and orders of Directors, etc., is established and assistant employees are stationed. Additionally, structure where Internal Audit Department is to provide supportive activities and works collaboratively is maintained, with the intent of securing effectiveness of restraining and early detection of illegal activities, etc.
・	Audit and Supervisory Committee Members hold regular meetings with the Accounting Auditor, receive reports on accounting audit, and are briefed on the audit status.
・	Audit and Supervisory Committee Members hold regular meetings with Corporate Auditors of subsidiaries, etc., and exchange information. They also attend important meetings of subsidiaries, and receive reports.

(3)	Policy regarding distribution of surplus

The return of profits to shareholders is a management priority at the AIFUL Group. The Group’s basic policy calls for a return of profits in line with business results. The Group aims to maximize shareholder value while simultaneously securing stable internal reserves through medium to long-term profit growth.

With regard to the year-end dividend for the fiscal year under review, it has been set to 1 yen per share.

For the next fiscal year, we plan to pay an annual dividend of 12 yen per share (6 yen per share at the mid-term, 6 yen per share at the end of the fiscal year).

Internal reserves are to be utilized flexibly and efficiently for M&A promotion with a view to generating future profits and for stable and continuous shareholder returns in accordance with the medium-term management plan for the fiscal year ended March 2025 through the fiscal year ending March 2027 with targets of an “equity ratio of 15% or more” and “total return ratio of approximately 20%”

The Company stipulates in its Articles of Incorporation that “In accordance with the provisions of Article 459, Paragraph 1 of the Companies Act, the Company may pay dividends of surplus by resolution of the Board of Directors” and that “Interim dividends may be paid by resolution of the Board of Directors, with September 30 of each year as the record date.”

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Consolidated Balance Sheets

(As of March 31, 2025)

(Millions of yen)

Description	Amount	Description	Amount
(Assets)		(Liabilities)
Current assets	1,336,938	Current liabilities	789,470
Cash and deposits	60,608	Notes & accounts payable-trade	60,961
Operating loans	785,674	Acceptances and guarantees	303,943
Installment receivables	197,300	Short-term borrowings	84,894
Operational investment securities	3,361	Short-term loans payable to subsidiaries and associates	488
Loans outstanding	303,943	Commercial papers	17,400
Other operating receivables	19,376	Current portion of bonds	15,000
Purchased receivables	9,877	Current portion of long-term borrowings	252,042
Accrued receivables	18,090	Income taxes payable	4,171
Other	28,723	Allowance for bonuses	1,858
Allowance for doubtful accounts	(90,017)	Provision for share-based remuneration	70
Non-current assets	111,512	Deferred installment income	18,332
Property, plant and equipment	34,154	Other	30,306
Buildings and structures	8,786	Non-current liabilities	437,584
Machinery, equipment and vehicles	214	Corporate bonds	95,000
Furniture and fixtures	865	Long-term debt	324,792
Land	23,962	Deferred tax liabilities	343
Leased assets	223	Provision for loss on interest repayment	8,772
Construction in progress	102	Policy reserves and others	1,868
Intangible assets	29,502	Other	6,808
Software	7,890	Total liabilities	1,227,054
Software in progress	9,456	(Net assets)
Goodwill	9,707	Shareholders’ equity	215,824
Customer-related assets	2,283	Capital stock	94,028
Other	164	Capital surplus	14,017
Investments and other assets	47,855	Retained earnings	112,319
Investment securities	8,247	Treasury stock	(4,541)
Claims provable in bankruptcy	13,924	Accumulated other comprehensive income	2,098
Deferred tax assets	24,535	Valuation difference on available-for-sale securities	813
Lease and guarantee deposits	1,830	Foreign currency translation adjustment	1,285
Other	11,975	Non-controlling interests	3,473
Allowance for doubtful accounts	(12,657)	Total net assets	221,396
Total assets	1,448,451	Total liabilities and net assets	1,448,451

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Consolidated Statements of Income

(April 1, 2024–March 31, 2025)

(Millions of yen)

Description	Amount
Operating revenue
Interest on loans receivable	106,590
Revenue from credit card business	22,891
Revenue from installment sales	7,253
Revenue in credit guarantee business	21,526
Other financial revenue	29
Insurance premiums	4,728
Commission income	6,966
Other operating revenue	19,068	189,054
Operating expenses
Financial expenses	9,512
Cost of sales	355
Insurance claims and others	3,582
Other operating expenses	150,300	163,751
Operating profit		25,302
Non-operating income
Interest on loans receivable	64
Share of profit of entities accounted for using equity method	31
Foreign exchange gains	1,208
Other	259	1,563
Non-operating expenses
Provision for doubtful accounts	2
Loss on liquidation of subsidiaries	20
Other	26	49
Ordinary profit		26,817
Extraordinary losses
Bad debt write offs	498
Impairment loss	1,582
Loss on valuation of stocks of subsidiaries and affiliates	119
Provision for doubtful accounts	366
Other	10	2,576
Profit before income taxes		24,240
Income taxes – current	5,989
Income taxes – deferred	(3,838)	2,151
Profit		22,089
Profit (loss) attributable to non-controlling interests		(427)
Profit attributable to owners of the parent		22,516

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Accounting Auditor’s Audit Report on the Consolidated Financial Statements

(English Translation)

Independent Auditor’s Report

May 14, 2025

To the Board of Directors of
AIFUL CORPORATION

Deloitte Touche Tohmatsu LLC

Kyoto Office

Tomoyuki Suzuki

Certified Public Accountant

Designated Limited Liability Partner

Engagement Partner

Hideki Yasuda

Certified Public Accountant

Designated Limited Liability Partner

Engagement Partner

Audit Opinion

Pursuant to Article 444, Paragraph 4 of the Companies Act, we have audited the consolidated financial statements of AIFUL CORPORATION (the “Company”), namely, the Consolidated Balance Sheet, Consolidated Statements of Income, Consolidated Statements of Change in Shareholders’ Equity and the Notes to Consolidated Financial Statements for the fiscal year from April 1, 2024 to March 31, 2025.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position and results of operations of the Company and its consolidated subsidiaries that make up the corporate group for the period for which the consolidated financial statements were prepared, in conformity with accounting principles generally accepted in Japan.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in Japan. Our responsibilities under those standards are as described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section in this report. We are independent of the Company and its consolidated subsidiaries in accordance with the provisions of the Code of Professional Ethics in Japan, and we have fulfilled our other ethical responsibilities an auditor. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Other Statements

Other statements are a business report and the accompanying supplemental schedules. Management is responsible for preparation and presentation of other statements. In addition, the Audit and Supervisory Committee is responsible for monitoring the Directors’ performance of their duties in the development and operation of the reporting process for other statements.

Our audit opinion on the consolidated financial statements does not cover other statements, and we express no opinion on them.

In auditing the consolidated financial statements, we are responsible for reading other statements completely, examining in the process whether there is any material discrepancy between the other statements and the consolidated financial statements and/or knowledge we obtain in the audit process, and for paying attention to see whether there is any sign of material error in the other statements other than such material discrepancy.

If we conclude there to be material errors in the other statements based on the work we have performed, we are required to report the fact.

There is no information we are required to report on the other statements.

Responsibilities of Management and Audit and Supervisory Committee for the Consolidated Financial Statements

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Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in Japan, and for the maintenance and operation of such internal control as management determines is necessary to enable the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing whether it is appropriate to prepare the consolidated financial statements based on the assumption of a going concern, and in accordance with accounting principles generally accepted in Japan, for disclosing, as necessary, matters related to going concern.

The Audit and Supervisory Committee is responsible for overseeing the Directors’ execution of duties relating to the maintenance and operation of the Group’s financial reporting process.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our responsibilities are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that expresses our opinion on the consolidated financial statements based on our audit from an independent point of view. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the decisions of users taken on the basis of these consolidated financial statements.

As part of an audit in accordance with auditing standards generally accepted in Japan, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

・	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Selection and application of the audit procedures is at the discretion of the auditor. In addition, we obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion.
・	Obtain, when performing risk assessment procedures, an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal control.
・	Evaluate the appropriateness of accounting policies used by management and their method of application, as well as the reasonableness of accounting estimates made by management and related notes thereto.
・	Conclude on the appropriateness of preparing the consolidated financial statements with the assumption of a going concern by management, and based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Group’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related notes in the consolidated financial statements or, if such notes are inadequate, to express a qualified opinion with exceptions on the consolidated financial statements. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Group to cease to continue as a going concern.
・	Evaluate whether the presentation of the consolidated financial statements and notes thereto are in accordance with accounting principles generally accepted in Japan, as well as the overall presentation, structure, and content of the consolidated financial statements, including the related notes thereto, and whether the consolidated financial statements represent the underlying transactions and accounting events in a manner that achieves fair presentation.
・	Plan and perform an audit of the consolidated financial statements to obtain sufficient appropriate audit evidence regarding the financial information of the Company and its consolidated subsidiaries, which will form the basis of the opinion we express with regard to the consolidated financial statements. We are responsible for the direction, supervision and inspection of the audit of the consolidated financial statements. We remain solely responsible for our audit opinion.

We communicate with the Audit and Supervisory Committee regarding the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit process, and other matters required by auditing standards.

We also provide the Audit and Supervisory Committee with a statement that we have complied with the regulations on professional ethics in Japan regarding independence, and communicate with them all matters that may reasonably be thought to bear on our independence, and where applicable, countermeasures to eliminate factors that may hinder our independence or related safeguards to mitigate such factors to an acceptable level.

Interests Required to Be Disclosed by the Certified Public Accountants Act of Japan

Neither our firm nor any of the engagement partners has any interest in the Company and its consolidated subsidiaries as required to be disclosed herein under the provisions of the Certified Public Accountants Act.

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Audit Report by Audit and Supervisory Committee (English Translation)

Audit Report

May 15, 2025

Audit and Supervisory Committee

AIFUL CORPORATION

Hitoshi Shimura, Standing Audit and Supervisory Committee Member Seal

Keiichiro Okawa, Standing Audit and Supervisory Committee Member Seal

Haruichi Suzuki, Audit and Supervisory Committee Member Seal
Shinichiro Maeda, Audit and Supervisory Committee Member Seal

The Audit and Supervisory Committee has conducted an audit of the duties performed by the Directors during the 48th fiscal year from April 1, 2024 to March 31, 2025. A report on the auditing method and results is as follows.

1.	Auditing Method Employed and Details Thereof

With regard to the resolution of the Board of Directors concerning the matters stipulated in Article 399-13, Paragraph 1, Item 1, (b) and (c) of the Companies Act, as well as the system (the internal control system) developed based on such resolution, the Audit and Supervisory Committee received reports regularly and requested explanation as necessary from the Directors, employees, etc. on the establishment and operation of such system, expressed its opinion, and conducted audit by the following methods.

1)	In accordance with the auditing policies and allocation of duties, etc. established by the Audit and Supervisory Committee, we cooperated with the internal control department of the Company; attended significant meetings; obtained reports on matters related to the execution of duties from Directors, employees, etc.; requested explanations as necessary; reviewed documents which record approval of material matters; and conducted investigations regarding the status of the business operations and assets of the Head Office and significant business sites. With respect to subsidiaries, the Audit and Supervisory Committee communicated and exchanged information with Directors, Auditors, and others of the subsidiaries, and received business reports from subsidiaries as necessary.

2)	The Audit and Supervisory Committee monitored and verified whether the Accounting Auditors maintained their independence and performed audits in an appropriate manner, and also received reports from the Accounting Auditors on the performance of their duties and, when necessary, requested explanations regarding those reports. The Audit and Supervisory Committee also received notification from the Accounting Auditors that they have taken steps to improve the “System to Ensure Appropriate Execution of the Duties of the Accounting Auditors” (as enumerated in each item of Article 131 of the Regulations on Corporate Accounting) in compliance with the “Quality Control Standards Relating to Auditing” (adopted by the Business Accounting Council), etc. When necessary, the Audit and Supervisory Committee requested explanations on such notifications. The Audit and Supervisory Committee consulted with Deloitte Touche Tohmatsu LLC on key audit matters for discussion, received reports on the execution of audits and, when necessary, requested explanations regarding such reports.

Based on the aforementioned method the Audit and Supervisory Committee reviewed the business report and supplemental schedules thereto for this fiscal year, the non-consolidated financial statements for this fiscal year (non-consolidated balance sheet, non-consolidated statement of income, non-consolidated statement of changes in equity and notes to non-consolidated financial statements) and supplemental schedules thereto and the consolidated financial statements for this fiscal year (consolidated balance sheet, consolidated statement of income, consolidated statement of changes in equity and notes to consolidated financial statements).

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2. Results of Audit

(1) Audit Results on the Business Report, etc.

1)	In our opinion, the business report and the supplemental schedules fairly represent the Company’s condition in conformity with the applicable laws and regulations of Japan as well as the Articles of Incorporation of the Company.
2)	With respect to the execution of duties by the Directors, we have found no evidence of misconduct or material facts in violation of the applicable laws and regulations of Japan or the Articles of Incorporation of the Company in the course of the execution of duties of the Directors.

3)	In our opinion, the content of the resolutions made by the Board of Directors regarding the internal control system is appropriate, and furthermore, we have not found anything to be pointed out on the content described in the business report and the performance of duties of the Directors concerning the internal control system.

(2) Results of Audit of the Non-consolidated Financial Statements and Supplemental Schedules

In our opinion, the method and results of the audit employed and rendered by Deloitte Touche Tohmatsu LLC are fair and reasonable.

(3) Results of Audit of the Consolidated Financial Statements

In our opinion, the method and results of the audit employed and rendered by Deloitte Touche Tohmatsu LLC are fair and reasonable.

(Note) Standing Audit and Supervisory Committee Member Hitoshi Shimura, and Audit and Supervisory Committee Members Haruichi Suzuki and Shinichiro Maeda are Outside Directors as stipulated in Article 2, Item 15 and Article 331, Paragraph 6 of the Companies Act.

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This document has been translated from the Japanese original for reference purposes only. In the event of any discrepancy between this translated document and the Japanese original, the original shall prevail. The Company assumes no responsibility for this translation or for direct, indirect or any other forms of damages arising from the translation.

Commencement date of electronic provision measures: May 30, 2025

OTHER MATTERS SUBJECT TO ELECTRONIC PROVISION MEASURES
FOR THE 48TH ANNUAL GENERAL MEETING OF SHAREHOLDERS

(MATTERS EXCLUDED FROM PAPER-BASED DOCUMENTS
DELIVERED TO SHAREHOLDERS)

Consolidated Statements of Change in Shareholders’ Equity

Notes to Consolidated Financial Statements

(From April 1, 2024, to March 31, 2025)

AIFUL CORPORATION

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Consolidated Statements of Change in Shareholders’ Equity

(April 1, 2024–March 31, 2025)

(Millions of yen)

	Shareholders’ equity
	Capital stock	Capital surplus	Retained earnings	Treasury stock	Total shareholders’ equity
Balance at April 1, 2024	94,028	14,017	90,345	(2,655)	195,735
Changes during the period
Dividends of surplus			(483)		(483)
Profit attributable to owners of the parent			22,516		22,516
Purchase of treasury stock				(2,000)	(2,000)
Transfer from retained earnings to capital surplus		58	(58)		−
Restricted stock compensation		(58)		114	56
Net changes in accounts other than shareholders’ equity					−
Total change during fiscal year	−	−	21,974	(1,885)	20,088
Balance at March 31, 2025	94,028	14,017	112,319	(4,541)	215,824

	Accumulated other comprehensive income			Non-controlling interests	Total net assets
	Valuation difference on available-for-sale securities	Foreign currency translation adjustment	Total accumulated other comprehensive income
Balance at April 1, 2024	1,283	890	2,174	3,502	201,412
Changes during the period
Dividends of surplus			−		(483)
Profit attributable to owners of the parent			−		22,516
Purchase of treasury stock			−		(2,000)
Transfer from retained earnings to capital surplus			−		−
Restricted stock compensation			−		56
Net changes in accounts other than shareholders’ equity	(470)	394	(75)	(28)	(104)
Total change during fiscal year	(470)	394	(75)	(28)	19,984
Balance at March 31, 2025	813	1,285	2,098	3,473	221,396

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Notes to Consolidated Financial Statements

1. Significant items for the preparation of consolidated financial statements

(1)	Scope of consolidation

1) Status of consolidated subsidiaries

• Number of consolidated subsidiaries:	9
• Names of major consolidated subsidiaries:	LIFECARD Co., Ltd., AG BUSINESS SUPPORT CORPORATION, and AIRA & AIFUL Public Company Limited

FPC Co., Ltd., a non-consolidated subsidiary to which the equity method was applied until the end of the previous fiscal year, became a consolidated subsidiary from the beginning of the fiscal year under review due to an increase in its materiality.

In addition, the Company acquired shares of BitCash Inc. on June 28, 2024 to include the company in the scope of consolidation. The deemed acquisition date was June 30, 2024.

2) Status of non-consolidated subsidiaries

• Names of major non-consolidated subsidiaries:	AG Partners Corporation, AG Smile Leaseback Corporation, and thirteen other companies
• Reason for exclusion from scope of consolidation:	Each of the non-consolidated subsidiaries are small in scale and the total assets, operating revenue, profit or loss (corresponding to equity) and retained earnings (corresponding to equity), etc. of those companies in aggregate have an insignificant impact on the consolidated financial statements. Therefore, they have been excluded from the scope of consolidation.

(2)	Application of equity method

1) Status of affiliated companies accounted for using the equity method

Number of affiliated companies accounted for using the equity method:	1
Names of major companies accounted for using the equity method:	Anshin Guarantor Service Co., Ltd.

2) Status of non-consolidated subsidiaries or affiliated companies not accounted for using the equity method

Names of major companies not accounted for using the equity method:	AG Partners Corporation, AG Smile Leaseback Corporation, and thirteen other companies
Reason for not applying the equity method:	Each of the non-consolidated subsidiaries or affiliated companies not accounted for using the equity method are small in scale and profit or loss (corresponding to equity), retained earnings (corresponding to equity), etc. of those companies in aggregate have an insignificant impact on the consolidated financial statements. Therefore, they have been excluded from the scope of application of the equity method. There are no affiliated companies to which the equity method does not apply.

(3)	Fiscal years of consolidated subsidiaries

Of the consolidated subsidiaries, the closing date of AIRA & AIFUL Public Company Limited is December 31.

In preparing the consolidated financial statements, the financial statements as of the above date were used and the necessary adjustments for consolidation were made for important transactions occurring between said date and the consolidated closing date.

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(4)	Accounting policies

1) Basis and method for valuation of significant assets

A. Securities to be held to maturity:	Amortized cost method (straight-line method)
B. Available-for-sale securities
• Securities other than shares that do not have a market value:	Fair value method based on the market price, etc., as of the consolidated closing date (with the entire amount of valuation differences recorded directly into net assets, and the cost of sales calculated using the moving average method)
• Shares that do not have a market value:

Moving average method

Investments in investment limited partnerships and similar partnerships, regarded as securities under Article 2, Paragraph 2 of the Financial Instruments and Exchanges Act, are calculated based on the most recent financial statements for the partnership available as of the reporting date stipulated in the partnership agreement, and the net amount equivalent to the equity interest is taken into account.

C. Derivatives:	Fair value method

2) Depreciation method for significant depreciable assets

A. Property, plant and equipment (excluding leased assets):

The Company and its consolidated subsidiaries apply the declining balance method.

However, buildings (excluding attached facilities) acquired on or after April 1, 1998 are depreciated using the straight-line method at consolidated subsidiaries.

The service life of major assets is as follows:

Buildings and structures: 2 to 62 years

Machinery, equipment and vehicles: 2 to 17 years

Furniture and fixtures: 2 to 20 years

B. Intangible assets (excluding leased assets):	The straight-line method is applied. However, software for internal use is amortized based the estimated useful life (five years) set forth in the internal rules.
C. Leased assets
• Leased assets related to finance lease transactions with the right of ownership transferred:	The depreciation method is the same as that applied for owned non-current assets.
• Leased assets related to finance lease transactions with the right of ownership not transferred:	The straight-line method is applied using the lease term as service life and a residual value of zero.

Overseas consolidated subsidiaries, which prepare financial statements based on the International Financial Reporting Standards, have adopted the International Financial Reporting Standard 16 Leases (hereinafter referred to as “IFRS 16”). The lessees book all leases on their balance sheets as assets and liabilities in accordance with IFRS 16. Right-of-use assets booked as assets are depreciated using the straight-line method.

3) Recognition criteria for major allowances

A. Allowance for doubtful accounts:	To make allowances for the non-payment of operating loans, and other receivables, for general receivables the historical default rate is used, and for receivables designated as potentially irrecoverable is determined using actual default rates on an individual claim basis, and an allowance is made for the amount deemed irrecoverable.
B. Allowance for bonuses:	To make provisions for the payment of bonuses to employees, an allowance is made for the portion of the estimated amount of future bonus payment as attributable to the consolidated fiscal year under review.
C. Provision for directors’ bonuses:	To make provisions for the payment of bonuses to Directors, an allowance is made for the portion of the estimated amount of future bonus payment as attributable to the consolidated fiscal year under review.

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D. Provision for share-based remuneration:	To make provisions for the grant of the Company’s stock to Directors, etc. (excluding Directors who are Audit and Supervisory Committee Members, Outside Directors, and Directors are non-residents of Japan) under the Restricted Stock Compensation Plan, an allowance is made for the estimated amount as of the end of the consolidated fiscal year under review.
E. Provision for loss on interest repayment:	To make provisions for the future occurrence of interest repayment, an allowance is made for the repayment amount reasonably estimated by considering past and recent repayments.

4) Other significant items for the preparation of consolidated financial statements

A. Interest on loans receivable:	Interest on loans receivable is recognized on an accrual basis. For accrued interest pertaining to loans receivable, the lower interest rate under the Interest Rate Restriction Act or the contract interest rate is recognized.
B. Recognition criteria for revenues pertaining to installment sales:

Add-on type customer commissions are collectively recognized under deferred installment income in a lump sum at the time of contract and recognized as revenue at each billing period. The period allocation of revenue is conducted using the rule of 78.

For declining balance method or revolving method customer commissions, revenue is recognized at each billing period. The period allocation of revenue is conducted by using the declining balance method.

C. Revenue from the credit card business:	The declining balance method is used to recognize revenue.
D. Revenue arising from contracts with customers:

Based on the following 5-step process of revenue, the Group recognizes revenue as the revenue arising from contracts with customers, such as member store commissions, revenues related to its own point system, and annual card membership fees when the performance obligations are satisfied or as the amount allocated to the satisfied performance obligations as it works on satisfying its obligations.

Step 1: Identify a contract with a customer

Step 2: Identify performance obligations in the contract

Step 3: Calculate the transaction price

Step 4: Allocate the transaction price to the performance obligations under the contract

Step 5: Recognize revenue when the performance obligations are satisfied or as the Company works on satisfying them

Information about performance obligations for revenue arising from contracts with customers is as follows.

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(i) Performance obligations satisfied at a certain point in time

(Revenue from credit card holders)

Regarding member store commissions from credit card business, revenue is recognized as revenue from credit card business at the time of the card member’s shopping transaction when the performance obligation to provide payment settlement services is satisfied. As for revenues related to its own point system, the Company deducts from member store commissions the cost equivalent to its own points awarded to cardholders based on the amount of their credit card purchases, defers the cost as contractual liabilities, and recognizes the revenue as revenue from credit card business when the points are used to satisfy the performance obligation.

(Revenue from electronic payment service using electronic money)

Revenue from prepaid payment instruments for third-party business is revenue from settlement fees. Our performance obligation in exchange for the settlement fees is to settle the amount of payment based on membership agreements concluded with member stores. As the performance obligation is satisfied at the time when the payment is settled using the prepaid payment instruments, member store commissions are recognized as revenue (commission income).

(ii) Performance obligations satisfied over a certain period

Regarding annual card membership fees, in order to satisfy performance obligations according to the contract period of annual membership fees, revenue is recognized as other operating revenue according to the contract period in which the performance obligation is satisfied.

The above revenue is recorded based on the contract with each customer, and the promised amount of consideration does not include an estimate of variable consideration or a financing component.

E. Accounting for interest on borrowings:	With respect to interest on borrowings, the portion corresponding to financing receivables is accounted for as operating expenses (financial expenses).
F. Translation criteria of significant assets or liabilities denominated in a foreign currency into Japanese yen:	Monetary assets and liabilities in a foreign currency are translated into Japanese yen based on the spot exchange rate on the consolidated closing date, and exchange gains and losses are recognized in the income statement. The assets and liabilities of overseas subsidiaries, etc. are translated into Japanese yen based on the spot exchange rate on the consolidated closing date, while their revenues and expenses are translated into Japanese yen based on the average exchange rate during the fiscal year and the exchange gains and losses are included in foreign currency translation adjustment and non-con trolling interests under net assets.
G. Significant hedge accounting method
• Method of hedge accounting:	The special accounting is applied for interest rate cap transactions since they meet the requirements of special accounting.
• Hedging instrument and hedged item:	Hedging instrument … Interest rate cap transaction Hedged item … Borrowings with variable interest rates
• Hedging policy:	For interest rate cap transactions, the interest rate fluctuation risks pertaining to the hedged item are hedged based on the Company’s management rules.
• Method of evaluating hedge effectiveness:	The effectiveness of interest rate cap transactions, which are subject to special accounting, is not evaluated.
H. Accounting for non-deductible consumption taxes, etc.:	Non-deductible consumption taxes, etc. pertaining to assets are recognized as other under investment and other assets and amortized equally over five years.
I. Principles and procedures for accounting applied when the provisions of relevant accounting standards, etc. are not clear

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• Recognition criteria for assets and liabilities for significant debt guarantee:

The Company’s debt guarantee for non-consolidated subsidiaries’ loans from financial institutions and debt guarantee for subordinated beneficiary right backed by mortgage loans are described as a contingent liability.

The balance of debt guarantee for tasks for other debt guarantee is indicated as “loans outstanding” under current assets and also as “customers’ liabilities for acceptances and guarantees” under current liabilities in the Consolidated Balance Sheets.

J. Goodwill amortization method and amortization period:	The amount is amortized in equal amounts over the period within 15 years. However, if the amount of goodwill is immaterial, it is treated as an expense in the consolidated fiscal year in which the goodwill arises.
K. Policy reserve accumulation method:	Policy reserves, which account for the majority of policy reserves and others, are reserves based on Article 116 of the Insurance Business Act and are calculated in accordance with Article 211-46, Paragraph 1 of the Regulation for Enforcement of the Insurance Business Act.
L. Application of the Japanese Group Relief System:	The Japanese Group Relief System is applied.

2. Changes in Accounting Policies

(Application of Accounting Standard for Current Income Taxes)

Effective from the beginning of the fiscal year under review, the Company has applied “Accounting Standard for Current Income Taxes” (ASBJ Statement No. 27, October 28, 2022; hereinafter referred to as the “Revised Accounting Standard 2022”).

As a result, the Company has changed the classification of income taxes to be charged on other comprehensive income and the treatment of tax effects related to the sale of shares of subsidiaries when the corporate group tax system is applied.

In addition, with regard to revisions related to the classification of income taxes (taxation on other comprehensive income), the Company follows the transitional treatment in the proviso of Paragraph 20-3 of the Revised Accounting Standard 2022 and the transitional treatment in Paragraph 65-2 (2) of the “Guidance on Accounting Standard for Tax Effect Accounting” (ASBJ Guidance No. 28, October 28, 2022).

There are no impacts on the consolidated financial statements for the fiscal year under review.

3. Changes in Presentation Method

(Consolidated Balance Sheets)

“Accrued receivables,” included in “other” under “current assets” in the previous consolidated fiscal year, is presented separately from the current consolidated fiscal year due to an increase in its monetary materiality.

“Provision for directors’ bonuses,” presented separately in the previous consolidated fiscal year, is included in “other” under “current liabilities” from the fiscal year under review due to a decrease in its monetary materiality.

(Consolidated Statements of Income)

“Commission income,” included in “Other” under “operating revenue” in the previous consolidated fiscal year, is presented separately from the fiscal year under review due to an increase in its monetary materiality.

4. Notes to Accounting Estimates

(1) Allowance for doubtful accounts

• Amount recognized in the fiscal year under review: 102,675 million yen

• Other useful information to understand the contents of estimates

1) Calculation method of accounting estimates

Operating loans, installment receivables, loans outstanding, and other operating receivables are classified into normal receivables, monitored loans, and Bankrupt or De facto Bankruptcy and other receivables according to the credit risk based on the debtors’ payment status, etc.

A. Performing loans

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Estimated loan losses are calculated using the actual loan loss ratio for each loan type, such as consumers and businesses, and secured, over the average transaction period.

B. Monitored loans

Receivables with payment delays exceeding a certain period are classified according to the borrower’s delinquency period and other factors for each loan type, such as consumers and businesses, and secured, and the estimated amount of bad debt is calculated using the actual rate of bad debt in the calculation period, such as the average remaining period in each category, and the actual rate of bad debt in classification matching the liability state of debtors (such as intervention by a lawyer).

C. Bankrupt or De facto Bankruptcy

The estimated amount of bad debts is the balance obtained by subtracting the estimated amount of collection (including the estimated amount of collateral to be disposed of) for each individual claim from the balance of the claim.

2) Key assumptions used in the calculation of estimates

Changes in economic conditions at the end of the fiscal year may have a direct or indirect impact on the debtors. In order to reflect these changes in the evaluation of operating loans, installment receivables, loans outstanding, and other operating receivables, the Company makes judgments regarding the necessity of adjustments to the actual loan loss ratio.

3) Impact on the financial statements for the following year

An allowance for doubtful accounts is provided based on various factors, including historical experience and available information. However, future changes in uncertain economic conditions may have a direct or indirect impact on the borrower, and the allowance for doubtful accounts may increase or decrease if the judgment of the actual bad debt ratio changes depending on the collection conditions and other factors.

(2) Provision for loss on interest repayment

• Amount recognized in the fiscal year under review: 8,772 million yen

• Other useful information to understand the contents of estimates

Some of the interest received under the Capital Contribution Act prior to the amendment of 2010 in loan agreements and other agreements offered or previously offered by the Group is considered to be the right of the user to claim interest repayment.

As a result, the Group conforms to “the Industry Audit Practice Committee Report No. 37 Application of Auditing for Provision of Allowance for Losses for Reclaimed Refund of Interest in the Accounting of Consumer Finance Companies” and sets aside provision for loss on interest repayment in order to prepare for interest repayment claims.

1) Calculation method of accounting estimates

Amounts expected to be refunded in the future are estimated by taking into the number of claims for refund (hereinafter referred to as the “Number of Claims”) for interest paid in excess of the maximum amount specified in the Interest Rate Restriction Act (hereinafter referred to as “Excess Interest”), the amount of excess interest repayment per case (hereinafter referred to as the “Unit Amount of Refund”), and other multiple factors.

2) Key assumptions used in the calculation of estimates

The Number of Claims for repayment of Excess Interest and how the amount of excess interest repayment per case will change in the future are predicted based on the business environment, such as trends at the most recent law firms and judicial book firms, and changes in the Group’s negotiation policy.

3) Impact on the consolidated financial statements for the following year

The provision for loss on interest repayment may increase or decrease if the Number of Claims and the Unit Amount of Refund significantly deviate from the estimates, because the Company considers the status of recent refunds and other factors based on past returns.

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(3) Valuation of goodwill

• Amount recorded in the fiscal year under review

FPC Co., Ltd.: 2,874 million yen

BitCash Inc.: 6,833 million yen

• Other useful information to understand the contents of estimates

1) Calculation method of accounting estimates

The Group checks on the status of achievement of the business plan anticipated at the time of acquisition of each target company in order to determine whether there is damage to excess earnings potential, and assesses goodwill for impairment when an indication of impairment has occurred, such as marked deterioration in the business environment. Regarding an asset or an asset group indicating impairment, we compare a total undiscounted future cash flow expected to be generated from the asset or asset group to their book value and judge whether an impairment loss should be recognized. Goodwill is amortized regularly over the period during which the effect of goodwill shall apply.

2) Key assumptions used in the calculation of estimates

The estimates have been prepared by best estimate and judgment based on information available at the time of use.

3) Impact on the consolidated financial statements for the following year

When estimates become necessary due to changes in the business environment and other impacts in the future, such estimates may have a major impact on the consolidated financial statements in and after the following fiscal year.

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5. Notes to Consolidated Balance Sheets

(1) Pledged assets and collateral-related liabilities (Millions of yen)

1) Pledged assets
Cash and deposits	4,646
Operating loans	406,827
Installment receivables	56,814
Total	468,288
2) Collateral-related liabilities
Short-term borrowings	52,590
Current portion of long-term borrowings	129,667
Long-term debt	194,286
Total	376,543

A. The amounts above at the end of the fiscal year ended March 31, 2025 include amounts pertaining to the securitization of receivables (operating loans of 201,116 million yen, current portion of long-term borrowings of 22,528 million yen and long-term debt of 83,108 million yen).

B. The amount for some of the operating loans and installment receivables are amounts at the time of registration of the transfer of receivables.

(2) Allowance for doubtful accounts (current assets) include 1,196 million yen of estimated interest repayment amount expected to have priority in being appropriated to operating loans.

(3) Accumulated depreciation of property, plant and equipment:         26,556 million yen

(4) Guarantee obligation

1) The Company guarantees 5,426 million yen of loans payable from financial institutions for the Company’s non-consolidated subsidiary, PT REKSA FINANCE.

2) The Company guarantees 42,497 million yen of subordinated beneficiary right backed by mortgage loans of one financial institution.

6. Notes to Consolidated Statements of Change in Shareholders’ Equity

(1) Total number of issued shares

(Thousand shares)

Class of shares	Number of shares at beginning of FY2024	Number of shares increased during FY2024	Number of shares decreased during FY2024	Number of shares at end of FY2024
Common stock	484,620	−	−	484,620

(2) Dividends

1) Dividends paid

Resolution	Class of shares	Dividend resource	Total dividends (Millions of yen)	Dividend per share (Yen)	Record date	Effective date
Board of Directors’ meeting on May 10, 2024	Common stock	Retained earnings	483	1.00	Mar. 31, 2024	Jun. 6, 2024

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2) Among the dividends whose record dates are in the consolidated fiscal year under review, the dividend whose effective date is in the following consolidated fiscal year is as follows:

Resolution	Class of shares	Dividend resource	Total dividends (Millions of yen)	Dividend per share (Yen)	Record date	Effective date
Board of Directors’ meeting on May 9, 2025	Common share	Retained earnings	478	1.00	Mar. 31, 2025	Jun. 5, 2025

(3) Number of treasury stock

(Thousand shares)

Class of shares	Number of shares at beginning of FY2024	Number of shares increased during FY2024	Number of shares decreased during FY2024	Number of shares at end of FY2024
Common stock	783	5,152	145	5,789

(Outline of the reason for the change)

Breakdown of the number of increase and decrease is as follows.

Increase due to purchase of own shares: 5,151,200 shares

Increase due to purchase of shares less than one unit on purchase request: 368 shares

Increase due to gratis acquisition of Restricted Stock Compensation: 914 shares

Disposal of treasury stock as Restricted Stock Compensation: 145,894 shares

7. Notes on financial instruments

(1) Matters regarding the situation of financial instruments

1) Policy on financial instruments

The Group’s primary business is the financial business, which includes consumer finance, business operator finance, credit business, credit guarantee business, and receivables management and collection. In order to conduct these businesses, the Company procures funds by indirect financing through bank borrowings as well as by direct financing through corporate bonds, based on the market situation and the balance between long- and short-term funding. Thus, as the Group holds financial liabilities that involve interest rate fluctuation, it is also engaged in derivative transactions to prevent any disadvantageous impacts of interest rate fluctuation. In conducting derivatives transactions, the Group has a policy of limiting them to transactions that involve actual demand, in principle, and not engaging in such transactions for short-term trading purposes.

2) Types and risks of financial instruments

The financial assets of the Group consist mainly of operating loans to individuals and corporations and installment receivables, both of which are exposed to credit risks posed by customer default. In addition, operational investment securities and investment securities mainly consist of shares and investments in capital of partnerships, and are held for the purpose of promoting the Group’s business. They are exposed to credit risks of the issuers and market price fluctuation risks, respectively. Financial assets denominated in foreign currencies are exposed to foreign exchange fluctuation risks.

Financial liabilities such as borrowings and corporate bonds are exposed to liquidity risk, which prevents payments from being made on the due date in such cases where the Group will not be able to access the market under certain circumstances. The Group also conducts variable rate financing, which is exposed to interest rate fluctuation risks.

Derivative transactions pose market interest rate fluctuation risk and counterparty risk.

3) System for managing risk pertaining to financial instruments

A. Management of credit risk

The Group manages credit risk in accordance with the Company’s various management regulations. With respect to operating loans, installment receivables and loans outstanding, which are the Group’s principal financial assets, the Group has established and operates a system for credit management in which it conducts credit examinations for individual transactions based on the data of personal credit information agencies and the Group’s own credit system. Furthermore, the credit risks of issuers of securities are managed by obtaining credit information and fair value regularly.

With respect to counterparty risk of derivative transactions, the Group enters into derivative contracts with credible financial institutions in Japan and abroad, and thus deems credit risk small. These risk management measures are subject to evaluation, analysis and consideration of countermeasures by the respective departments in charge and are reported to the Board of Directors as needed.

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B. Management of market risk

(i) Management of interest rate risk

The Group manages interest rate risk based on the Risk Management Manual that was created with the approval of the Risk Management Committee, which is under the direct control of the Board of Directors. The risks are reported by the Finance Department, which is the department in charge, to the Corporate Risk Management Department where the risks are assessed and the adequacy and appropriateness of the countermeasures are examined and reported to the Board of Directors as needed. For reference, derivative transactions are made to hedge interest rate fluctuation risks.

(ii) Management of price fluctuation risk

Many shares held by the Group are for the purpose of business promotion, including business and capital partnerships. The market environment and financial condition of clients are monitored and countermeasures are considered by the department in charge, which reports to the Board of Directors as needed.

The Group does not hold financial instruments for trading purposes.

(iii) Derivative transactions

Risks are managed in accordance with the Company’s various management regulations.

A protocol of internal checks that involve appropriate execution of transactions, evaluation of hedging effectiveness and administration by the department in charge and reporting to the Accounting Department has been established.

(iv) Quantitative information pertaining to market risk

The Group does not carry out quantitative analyses.

(Interest rate risk)

Major financial instruments held by the Group whose fair value fluctuates due to interest rate fluctuation, which is the principal risk variable, are operating loans, installment receivables, borrowings and corporate bonds.

In account titles whose fair value is calculated by market interest rates, the estimated amount of impact of a 1 basis point (0.01%) change in market interest rates at the end of the fiscal year on the net value (of assets) after offsetting financial assets against financial liabilities is as follows: a decrease of 113 million yen in the present value of financial instruments affected by interest rate fluctuations if yen-denominated interest rates rise by 1 basis point (0.01%); and an increase of 113 million yen if such interest rates drop by 1 basis point (0.01%). This estimation of impact assumes no changes in risk variables other than market interest rates.

C. Management of liquidity risk pertaining to funding

The Group manages liquidity risk by managing funds for the entire Group on a timely basis as well as by diversifying funding means and adjusting the balance of long-term and short-term financing in consideration of the market environment.

4) Supplementary explanation on matters regarding fair value, etc., of financial instruments

The fair value of financial instruments includes value based on market prices as well as reasonable estimates if there is no market price. Since certain assumptions are adopted in the calculation of the values of financial instruments, the values may vary under different assumptions.

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(2) Matters regarding fair values of financial instruments

The carrying amounts, fair values and the differences between them are as follows. Since cash and deposits, notes & accounts payable-trade and short-term borrowings are in the form of cash and are settled in short term, and their fair value is similar to the book value, so the notes are omitted.

(Millions of yen)

	Carrying amounts	Fair value	Difference
(1) Operating loans	785,674
Allowance for doubtful accounts*2	(58,296)
	727,378	818,316	90,938
(2) Installment receivables	197,300
Deferred installment income*3	(18,332)
Allowance for doubtful accounts*2	(10,480)
	168,487	192,594	24,107
(3) Operational investment securities and investment securities*1
Securities to be held to maturity	223	203	(19)
Available-for-sale securities	3,346	3,453	107
(4) Bankrupt or De facto Bankruptcy	13,924
Allowance for doubtful accounts*2	(11,755)
	2,168	2,168	–
Total assets	901,602	1,016,737	115,134
(1) Corporate bonds	110,000	109,282	(718)
(2) Long-term debt*4	576,834	576,527	(307)
Total liabilities	686,834	685,809	(1,025)
Derivative transactions*4
(i) With application of hedge accounting	–	–	–
(ii) Without application of hedge accounting	–	–	–
Total derivative transactions	–	–	–
*1	Shares that do not have a market value or the like are not included in “(3) Operational investment securities and investment securities.” The carrying amount of such financial instruments is as follows.

(Millions of yen)

Category	Carrying amount
Unlisted shares	8,039

*2 The allowance for doubtful accounts of operating loans, accounts installment receivables, and Bankrupt or De facto Bankruptcy is deducted.

*3	Deferred installment income (liabilities account) on installment receivables is deducted.
*4	Since derivative transactions with application of hedge accounting are accounted for as part of long-term debt that are subject to hedging, their fair value is included in the fair value of such long-term debt.

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Notes:

1. Scheduled redemption amounts after the consolidated closing date of monetary claims and securities with maturity

(Millions of yen)

Category	Due within 1 year	Due between 1 and 5 years	Due beyond 5 years
Cash and deposits	60,608	–	–
Operating loans	300,358	484,359	956
Installment receivables	133,757	63,462	79
Operational investment securities and investment securities
Securities to be held to maturity (government bonds)	–	–	225
Available-for-sale securities with maturities	–	–	–
Total	494,724	547,821	1,261

Amounts do not include 13,924 million yen of claims provable in bankruptcy for which a scheduled redemption amount cannot be expected.

2. Scheduled repayments of corporate bonds, long-term debt, and other interest-bearing debt after the consolidated closing date

(Millions of yen)

Category	Due within 1 year	Due between 1 and 2 years	Due between 2 and 3 years	Due between 3 and 4 years	Due between 4 and 5 years	Due beyond 5 years
Corporate bonds	15,000	35,000	60,000	–	–	–
Long-term debt	252,042	175,896	109,987	20,791	11,301	6,816
Total	267,042	210,896	169,987	20,791	11,301	6,816

(3) Matters regarding the breakdown of financial instruments by each fair value level

The fair values of financial instruments are categorized into the following three levels, in accordance with the observability and importance of inputs used in fair value calculation.

Level 1 fair value: Fair value calculated using the market price in an active market for an identical asset or liability, out of the inputs for measurement of the observable fair values.

Level 2 fair value: Fair value calculated using the inputs for measurement of the fair values other than the Level 1 inputs out of the inputs for measurement of observable fair values.

Level 3 fair value: Fair value calculated using the inputs for measurement of the unobservable fair values.

In cases where multiple inputs which have a material effect on the calculation of the fair value are used, among the levels to which the respective inputs belong, the fair value is categorized at the level with the lowest priority in the fair value calculation.

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1) Financial assets with the carrying amount recorded using the fair value

(Millions of yen)

Category	Fair value
	Level 1	Level 2	Level 3	Total
Operational investment securities and investment securities
Shares	428	2,000	–	2,428

2) Financial assets and financial liabilities with the carrying amount not recorded using the fair value

(Millions of yen)

Category	Fair value
	Level 1	Level 2	Level 3	Total
(1) Operating loans	–	–	818,316	818,316
(2) Installment receivables	–	–	192,594	192,594
(3) Operational investment securities and investment securities
1) Securities to be held to maturity
Government bonds and local government bonds, etc.	203	–	–	203
2) Available-for-sale securities
Shares	–	1,024	–	1,024
(4) Bankrupt or De facto Bankruptcy	–	–	2,168	2,168
Total assets	203	1,024	1,013,079	1,014,308
(1) Corporate bonds	–	109,282	–	109,282
(2) Long-term debt	–	576,527	–	576,527
Total liabilities	–	685,809	–	685,809
Derivative transactions
1) With application of hedge accounting	–	–	–	–
2) Without application of hedge accounting	–	–	–	–
Total derivative transactions	–	–	–	–

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(Note) Explanation of the valuation technique and inputs used in calculating fair values

Operating loans

The fair value of operating loans is calculated based on the present value of the collectible amounts of principal and interest that reflect their collectability minus the estimated collection costs, discounted by a safe interest rate corresponding to the remaining period, and this is categorized as a Level 3 fair value.

Installment receivables

The fair value of installment receivables is calculated based on the present value of the collectible amounts of principal and fees that reflect their collectability minus the estimated collection costs, discounted by a safe interest rate corresponding to the remaining period, and this is categorized as a Level 3 fair value.

Operational investment securities and investment securities

Listed shares, government bonds and local government bonds are valued using the market price. The securities traded in active markets are categorized as a Level 1 fair value, while others are as a Level 2 fair value.

Bankrupt or De facto Bankruptcy

Since the estimated amount of Bankrupt or De facto Bankruptcy is calculated based on the collectible amount by collateral, the fair value is similar to the balance sheet amount on the consolidated closing date minus the present estimate of probable credit losses. Therefore, this amount is shown as the fair value, and this is categorized as a Level 3 fair value.

Corporate bonds

Corporate bonds are categorized as a Level 2 fair value, because they are valued using the market price and treated as transactions other than those in active markets.

Long-term debt

Regarding long-term debt, variable interest rates reflect the market interest rate and credit risks in the short term, so fair values are considered to be close to book values. Accordingly, said book values are recognized as fair values. For fixed interest rates, the present value obtained by dividing the sum of principal and interest by the interest rate assumed for the same borrowing is recognized as the fair value. The fair values of them are categorized as a Level 2 fair value. For those subject to the special provision for the cap on interest rate, the fair value of said cap on interest rate is reflected.

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8. Notes on revenue recognition

(1) Information on breakdown of revenue arising from contracts with customers

(Millions of yen)

	Reporting segment			Other*1	Total
	AIFUL CORPORATION	LIFECARD Co., Ltd.	Total
Member store commissions	–	10,702	10,702	3,289	13,991
Revenues related to its own point system	–	2,377	2,377	–	2,377
Annual card membership fees	–	3,753	3,753	–	3,753
Other	2,547	5,418	7,965	1,279	9,245
Revenue arising from contracts with customers	2,547	22,252	24,799	4,568	29,368
Interest on loans receivables	85,603	3,336	88,940	17,650	106,590
Customer commissions	2	9,810	9,813	6,782	16,596
Revenue in credit guarantee business*2	16,198	1,903	18,102	3,423	21,526
Collection from purchased receivable	–	–	–	1,865	1,865
Recoveries of written off claims	5,523	532	6,056	651	6,707
Insurance premiums	–	–	–	4,728	4,728
Other	8	279	287	1,383	1,671
Other revenue	107,337	15,863	123,200	36,486	159,686
Operating revenue from third parties	109,884	38,115	147,999	41,054	189,054
*1.	“Other” category comprises business segments not included in reporting segments and encompasses AG BUSINESS SUPPORT CORPORATION, AG Loan Services Corporation, etc.
*2.	Revenue in credit guarantee business includes the following amounts earned through the liquidation of receivables.

  AIFUL CORPORATION: 345 million yen Other: 3,416 million yen Total: 3,761 million yen

(2) Basic information for understanding revenue

Basic information for understanding revenue is included in “4) Other significant items for the preparation of consolidated financial statements,” “(4) Accounting policies” in “1. Significant items for the preparation of consolidated financial statements.”

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(3) Information on the relationship between the fulfillment of the performance obligations set forth in contracts with customers and cash flows arising out of said contracts, and revenue arising out of contracts with customers that are effective as of the end of the consolidated fiscal year under review expected to be posted from the following consolidated fiscal year and the timing of posting of said revenue

1) Balance of contract liabilities, etc.

(Millions of yen)

As of March 31, 2025
Receivables from contracts with customers (beginning balance)	166
Receivables from contracts with customers (ending balance)	177
Contract liabilities (beginning balance)	3,558
Contract liabilities (ending balance)	3,553

Contract liabilities are related to its own point system and annual card membership fees.

The contract liabilities related to its own point system are the amount of unused points that are provided to card members, which is calculated by multiplying the balance of points as of the end of the consolidated fiscal year by the expected amount of points used. Said contract liabilities are reversed upon recognition revenue from the use of points.

The contract liabilities related to annual card membership fees are the amount for the remaining period out of annual card membership fees. Said contract liabilities reversed upon recognition of revenue through the elapse of the period.

Out of the revenue recognized in the consolidated fiscal year under review, the amount included in the beginning balance of contract liabilities stood at 2,871 million yen.

2) Transaction prices allocated to the remaining performance obligations

The note on the remaining performance obligations is written for the category “Revenue arising from contracts with customers” in “1. Information on breakdown of revenue arising from contracts with customers.”

Regarding member store commissions, there are no transaction prices allocated to the remaining performance obligations.

In addition, we adopted a practically convenient method, and annual card membership fees are part of a contract whose assumed period is 1 year or less, so they are not subject to the note.

Regarding other operating revenue, its importance is low, so the note is omitted.

The performance obligations still to be fulfilled as of the end of the consolidated fiscal year under review are the transaction prices allocated to the remaining performance obligations for its own point system, which amount to 2,060 million yen. For said remaining performance obligations, revenue is expected to be recognized in the coming 60 months according to the use of points.

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9. Per Share Information

(1) Net assets per share       455.12 yen

(2) Profit per share               46.91 yen

10. Other Notes

(1) Notes to Consolidated Statements of Income

1) Bad debt write offs

The amount of loss incurred as a result of phishing scams that occurred in the Company is recognized as extraordinary losses.

2) Impairment loss

Location	Use	Category	Impairment loss (Millions of yen)
Head office of AIFUL CORPORATION	Financial business assets	Software in progress	1,582

The Group considers each operating company in the financial business as the smallest unit for grouping.

With regard to the above financial business assets, a decision was made to review the development policy for the system development that had been underway for some services. As a result, the book value of the software in progress related to the system development was reduced to the recoverable amount, and the amount of the reduction was recorded as an impairment loss under extraordinary losses.

The recoverable amount of the asset was calculated by setting the value in use at zero.

3) Loss on valuation of stocks of subsidiaries and affiliates and provision for doubtful accounts

As a result of reviewing the valuation of the stocks held by the Company and the future collectability of the receivables considering the financial position and operating results of AG Crowdfunding Co., LTD., AG Funding Co., LTD., AG Partners Corporation and AG Smile Leaseback Corporation, non-consolidated subsidiaries of the Company, loss on valuation of stocks of subsidiaries and affiliates and provision for doubtful accounts were recorded as extraordinary losses.

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(2) Notes to business combination

(Business combination through acquisition of shares)

1) Outline of business combination

• Name and business of the acquired company

Name of acquired company: BitCash Inc.

Business:	Issuance of prepaid electronic money, electronic payment service using electronic money

• Main reasons for business combination

BitCash Inc. is a fee-based business that does not require funds and the Company aims to increase revenue by expanding its share in the payments market, which has high profit margin.

• Date of business combination

June 28, 2024 (share acquisition date)

June 30, 2024 (deemed acquisition date)

• Legal form of business combination

Acquisition of shares

• Corporate name following combination

No change

• Percentage of voting rights acquired

100.0%

• Main rationale for determining the company to acquire

This is due to the Company acquiring shares in exchange for cash.

2) Period of the acquired company’s results included in the Consolidated Statements of Income for the current fiscal year

July 1, 2024 to March 31, 2025

3) Acquisition cost of the acquired company and its breakdown

Consideration for acquisition	Cash	9,200 million yen
Acquisition cost		9,200 million yen

4) Amount of goodwill incurred, reason for incurrence, amortization method and amortization period

• Amount of goodwill incurred

7,387 million yen

• Reason for incurrence

This is mainly attributable to expected future excess earnings potential driven by business expansion.

• Amortization method and amortization period

Equal amortization over 10 years

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